Marc J. Winthrop - State Bar No. 63218
Robert E. Opera - State Bar No. 101182
WINTHROP COUCHOT
PROFESSIONAL CORPORATION
660 Newport Center Drive, Ste. 400
Newport Beach, CA 92660
Telephone (949) 720-4100
Facsimile (949) 720-4111

Attorneys for InterDent, Inc.,
a Delaware Corporation and
InterDent Service Corporation, Inc.,
a Washington Corporation, Debtors-in-Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION


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
In re                                                       Bk. No. SA 03-13593 JR; SA 03-13594 JR

INTERDENT, INC., a Delaware Corporation; INTERDENT          In a Case Under Chapter
SERVICE CORPORATION, a Washington Corporation,              11 of the Bankruptcy Code
                                                            (11 U.S.C.ss. 101 et seq.)
          Debtors and
          Debtors-in-Possession.                            DEBTORS' SECOND
                                                            AMENDED JOINT
                                                            CHAPTER 11 PLAN OF
                                                            REORGANIZATION [As
                                                            Modified on July 22,
                                                            2003 and as Further
                                                            Modified on
                                                            September 3, 2003]

                                                            Plan Confirmation Hearing

                                                            Date:       September 3, 2003
                                                            Time:       1:30 p.m.
                                                            Courtroom:  5A
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                                TABLE OF CONTENTS
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                                                                                                                 PAGE
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I.       INTRODUCTION..............................................................................................1

II.      DEFINITIONS AND RULES OF INTERPRETATION...................................................................2

         2.1      Definitions......................................................................................2

         2.2      Rules of Construction...........................................................................33

         2.3      Plan Documentary Supplement.....................................................................34

         2.4      Exhibits........................................................................................34

III.     JOINT PLAN; NO SUBSTANTIVE CONSOLIDATION.................................................................34

IV.      UNCLASSIFIED CLAIMS......................................................................................34

         4.1      Administrative Claims...........................................................................35

         4.2      Priority Tax Claims.............................................................................36

V.       CLASSIFICATION OF CLAIMS AND INTERESTS...................................................................37

         5.1      General Overview................................................................................37

VI.      PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS.....................................................39

         6.1      Class 1.........................................................................................39

         6.2      Class 2.1 through Class 2.18....................................................................46

         6.3      Class 3 - Allowed Priority Claims...............................................................47

         6.4      Allowed Unsecured Claims Not Classified in Class 5 or Class 6...................................48

         6.5      Class 5 - Senior Subordinated Note Claims.......................................................49

         6.6      Class 6 - Convertible Subordinated Note Claims..................................................49

         6.7      Class 7 - Existing Preferred Stock..............................................................50

         6.8      Class 8 - Existing InterDent Common Stock.......................................................50

         6.9      Class 9 - ISC Common Stock......................................................................50

VII.     ACCEPTANCE OR REJECTION OF THE PLAN......................................................................50

         7.1      Introduction....................................................................................50

         7.2      Who May Object to Confirmation of the Plan......................................................51

         7.3      Who May Vote to Accept/Reject the Plan..........................................................51

VIII.    MEANS FOR IMPLEMENTING THE PLAN..........................................................................53

         8.1      Introduction....................................................................................53

         8.2      The Reorganized Debtors.........................................................................53

         8.3      Issuance of New InterDent Securities And Options Under Management Incentive Plan................53

         8.4      Amended and Restated Articles or Certificate of Incorporation or Charter and Bylaws.............54

         8.5      Management/Board of Directors...................................................................54

         8.6      Corporate Actions...............................................................................55

         8.7      Revesting in, and Transfers to, Debtors of Assets...............................................56

         8.8      Cancellation of Existing Securities and Agreements..............................................57

         8.9      Issuance of New Preferred Stock.................................................................57

         8.10     Issuance of New Common Stock/Transfer Restriction/Forced Sale...................................57

         8.11     Issuance of New Warrants........................................................................59

         8.12     Exit Facility...................................................................................59

         8.13     New Shareholders' Agreement.....................................................................61

IX.      DISTRIBUTIONS............................................................................................61

         9.1      Distribution Agent..............................................................................61

         9.2      Distributions...................................................................................61

         9.3      Old Instruments and Securities..................................................................62

         9.4      De Minimis Distributions and Fractional Shares..................................................63

         9.5      Delivery of Distributions.......................................................................63

         9.6      Undeliverable Distributions.....................................................................64

         9.7      Disposition of Unclaimed Property...............................................................64

X.       OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS.................................................................65

         10.1     Objections to Claims............................................................................65

         10.2     Treatment of Disputed Claims....................................................................65

XI.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................................67

         11.1     Executory Contracts Being Assumed...............................................................67

         11.2     Executory Contracts Being Rejected..............................................................68

         11.3     Retention of Property Rights By Reorganized Debtors.............................................69

         11.4     Bar Date for Rejection Damages..................................................................69

         11.5     Cure Statements.................................................................................69

         11.6     Changes in Rates Subject to Regulatory Commission Approval......................................70

XII.     EFFECT OF CONFIRMATION OF PLAN...........................................................................70

         12.1     Discharge.......................................................................................70

         12.2     Injunction......................................................................................70

XIII.    LIMITATION OF LIABILITY AND RELEASES.....................................................................71

         13.1     No Liability for Solicitation or Participation..................................................71

         13.2     Limitation of Liability.........................................................................71

         13.3     Release by Debtors and Related Parties..........................................................72

XIV.     CONDITIONS TO CONFIRMATION AND EFFECTIVENESS.............................................................73

         14.1     Conditions Precedent to Plan Confirmation.......................................................73

         14.2     Conditions Precedent to Plan Effectiveness......................................................74

         14.3     Waiver of Conditions............................................................................74

XV.      RETENTION OF JURISDICTION................................................................................74

         15.1     Retention of Jurisdiction.......................................................................74

XVI.     MODIFICATION OR WITHDRAWAL OF PLAN.......................................................................76

         16.1     Modification of Plan............................................................................76

         16.2     Termination Events..............................................................................76

         16.3     Nonconsensual Confirmation......................................................................77

XVII.    MISCELLANEOUS............................................................................................77

         17.1     Payment of Statutory Fees.......................................................................77

         17.2     Plan Sponsorship................................................................................77

         17.3     Committee.......................................................................................77

         17.4     Payment Dates...................................................................................78

         17.5     Headings........................................................................................78

         17.6     Other Documents and Actions.....................................................................78

         17.7     Notices.........................................................................................78

         17.8     Governing Law...................................................................................80

         17.9     Binding Effect..................................................................................80

         17.10    Successors and Assigns..........................................................................80

         17.11    Severability of Plan Provisions.................................................................80

         17.12    No Waiver.......................................................................................81

         17.13    Exemption from Securities Laws..................................................................81

         17.14    Inconsistencies.................................................................................81

         17.15    Exemption from Certain Transfer Taxes and Recording Fees........................................81

         17.16    Post-Confirmation Status Report.................................................................82

         17.17    Post-Confirmation Conversion/Dismissal..........................................................82

         17.18    Final Decree....................................................................................82

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                                  INTRODUCTION

         InterDent, Inc., a Delaware corporation ("InterDent"), and InterDent Service Corporation, Inc., a Washington Corporation ("ISC") (collectively the "Debtors") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on May 9, 2003.1 Since this date both corporations have continued to operate their businesses in the ordinary course as debtors-in-possession. On May 9, 2003, the United States Bankruptcy Court (the "Bankruptcy Court") entered an order authorizing the joint administration of the Debtors' Chapter 11 cases.

         The document that you are reading is the Debtors' Second Amended Joint Chapter 11 Plan of Reorganization [as Modified on July 22, 2003 and as Further Modified on August ___, 2003] (the "Plan"). The Plan provides for the preservation of the Debtors' businesses through a comprehensive reorganization and debt recapitalization. Under the Plan, the Claims of Creditors will be paid, either in full or in part, from the proceeds of the continued operations of the Debtors or through issuance of equity interests in Reorganized InterDent, and will otherwise be discharged.

         The Debtors have previously transmitted the Debtors' Second Amended Disclosure Statement Describing Second Amended Chapter 11 Plan [as Modified on July 22, 2003] (the "Disclosure Statement"). The Disclosure Statement has been approved by the Bankruptcy Court. The Disclosure Statement discusses the Debtors history, businesses, properties, and results of operations and contains a summary and discussion of this Plan. Holders of Claims and Interests and parties to executory contracts and unexpired leases are encouraged to read the Disclosure Statement. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan.

         DDJCM and the LL Entities (each as defined below) are co-sponsors of the Plan (the "Co-Sponsors"). This means that these Creditors have participated in the development of the Plan, and they have agreed to perform certain obligations in connection with the Plan, if the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied. The Co-Sponsors are not liable for any obligations being incurred under the Plan by the Debtors or for any other obligations of the Debtors or Reorganized Debtors.

                     DEFINITIONS AND RULES OF INTERPRETATION

         2.1 Definitions. The following defined terms are used in this document. Any capitalized term that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules shall the have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules.

         2.1.1 1999 Credit Agreement. Collectively: (A) That certain Amended And Restated Credit Agreement dated as of June 15, 1999 among BNY Asset Solutions, as a non-lender administrative agent for JP Morgan Chase Bank, U.S. Bank National Association, Fleet Capital Corporation, BIII-A Capital Partners, L.P., BIV Capital Partners, L.P., State Street Bank & Trust and an LL Entity (the "1999 Lender Group"), JP Morgan Chase Bank as syndication agent for the 1999 Lender Group, with ISC, as "Borrower" and InterDent, as "Guarantor"; (B) all promissory notes evidencing the indebtedness incurred under the Amended and Restated Credit Agreement described in clause (A) above; (C) all agreements, documents, and instruments pursuant to which any interest in collateral was granted or purported to be granted, created, evidenced, or perfected in connection with such Amended and Restated Credit Agreement, including, without limitation, all security agreements, pledge agreements, assignments, financing statements and similar documents; (D) all guarantees with respect to such Amended and Restated Credit Agreement and ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary; and (E) all other agreements, guarantees, instruments, documents, and certificates delivered in connection with any of the foregoing, all as any of the documents described in clauses (A) - (E) may have been amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date.

         2.1.2 2000 Credit Agreement. Collectively: (A) That certain Credit Agreement dated as of March 31, 2000 (the "2000 Credit Agreement") among BNY Assets Solutions as a non-lender administrative agent for JP Morgan Chase Bank, BIV Capital Partners, L.P., and an LL Entity (the "2000 Lender Group"), and JP Morgan Chase Bank, as syndication agent for the 2000 Lender Group, with ISC, as "Borrower" and InterDent, as "Guarantor"; (B) all promissory notes evidencing the indebtedness incurred under the Amended and Restated Credit Agreement described in clause (A) above; (C) all agreements, documents, and instruments pursuant to which any interest in collateral was granted or purported to be granted, created, evidenced, or perfected in connection with such Amended and Restated Credit Agreement, including, without limitation, all security agreements, pledge agreements, assignments, financing statements and similar documents; (D) all guarantees with respect to such Amended and Restated Credit Agreement and ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary; and
(E) all other agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, guarantees, instruments, documents, and certificates delivered in connection with any of the foregoing, all as any of the documents described in clauses (A) - (E) may have been amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date.

          2.1.3 Administrative Claim. Any Claim for any cost or expense of administration of the Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary post-petition expenses of preserving the Estates of the Debtors, any actual and necessary post-petition expenses of operating the business of the Debtors-in-Possession, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under section 330, 331, or 503 of the Bankruptcy Code and any fees or charges assessed against the Estates of the Debtors under section 1930 of title 28 of the United States Code.

         2.1.4 Administrative Claims Bar Date. The last date or dates fixed by the Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Section 4.1.2.B. of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy Court.

         2.1.5 Affiliate. As to any Person, any other Person that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

         2.1.6 Allowed. When used to describe a Claim or Claims, such Claim or Claims, to the extent that it or they are an "Allowed Claim" or "Allowed Claims."

         2.1.7 Allowed Amount shall mean:

                  with respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such Creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or
         (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (1) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The Allowed Amount of any Administrative Claim which is subject to an Administrative Claims Bar Date and not filed by the applicable Administrative Claims Bar Date shall be zero, and no distribution shall be made on account of any such Administrative Claim;

                  with respect to any Claim which is not an Administrative Claim or a Deficiency Claim (an "Other Claim"): (i) if the Holder of such Other Claim did not file proof thereof with the Bankruptcy Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors' Schedules as neither disputed, contingent or unliquidated; or
         (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date, (a) the amount stated in such proof of claim if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court, or (b) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court. The Allowed Amount of any Other Claim which is not Filed by the applicable Claims Bar Date, is not listed on the Debtors' Schedules, is listed as disputed, unliquidated, contingent or unknown or is not allowed under the terms of this Plan shall be zero, and no distribution shall be made on account of any such Claim;

                  with respect to any Deficiency Claim, the amount thereof as fixed by Final Order of the Bankruptcy Court. The Allowed Amount of any Deficiency Claim which is not filed by the Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim; and

                  with respect to any Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Interest shall supersede any listing of such Interest on the records of the Debtors; or (ii) the amount stated in a proof of Interest Filed prior to the Confirmation Date if no objection to such Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Interest as fixed by a Final Order of the Bankruptcy Court.

         2.1.8 Allowed Claim or Allowed Class Claim. A Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured Claim that is also an Allowed Claim, and an Allowed Class 6 Claim is a Claim classified in Class 6 that is an Allowed Claim).

         2.1.9 Allowed Claim. Except as otherwise provided in this Plan (including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim.

         2.1.10 Allowed Interest. Any Interest to the extent, and only to the extent, of the Allowed Amount of such Interest.

         2.1.11 Allowed Secured Capital Lease Claim. The Allowed Secured Claim of a claimant under a capital lease, which Allowed Secured Claim shall be equal to the fair market value of the property subject to the capital lease.

         2.1.12 Amended and Restated Articles or Certificate of Incorporation. Collectively, the Amended and Restated InterDent Certificate of Incorporation and the Amended and Restated ISC Articles of Incorporation.

         2.1.13 Amended and Restated Bylaws. With respect to each Reorganized Debtor, the amended and restated bylaws for such Reorganized Debtor, which shall be substantially in the forms attached to the Plan Documentary Supplement as an Exhibit.

         2.1.14 Amended and Restated InterDent Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of Reorganized InterDent, which shall be substantially in the form included in the Plan Documentary Supplement as an Exhibit.

         2.1.15 Amended and Restated ISC Articles of Incorporation. The Amended and Restated Articles of Incorporation of Reorganized ISC, which shall be substantially in the form included in the Plan Documentary Supplement as an Exhibit.

         2.1.16 Amerident. Amerident Dental Corporation and its successors and assigns.

         2.1.17 Amerident Litigation. The actions pending in California Superior Court, Los Angeles County, bearing Case Nos. BC238706, BC237600, BC243664, and BC260811, and all claims stated therein by Amerident Dental Corporation.

         2.1.18 Assumed Seller and Earn-Out Obligations. The obligations under those executory contracts between any of the Debtors and the sellers of dental practices which are described in the schedule which is included in the Plan Documentary Supplement as an Exhibit.

         2.1.19 Bank Lenders. JPMorgan Chase Bank and U.S. Bank National Association (in each case, only so long as such entity is the Holder of a Senior Secured Claim and, thereafter, in the case of each, the entity which succeeds to the right, title and interest in and to the Senior Secured Claims of JPMorgan Chase Bank and U.S. Bank National Association, in each case to the extent applicable) and the DDJCM Entities, in their capacity as holders of the DDJCM Post-Petition Senior Secured Claims.

         2.1.20 Bankruptcy Code. The Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as applicable to the Cases.

         2.1.21 Bankruptcy Court. The United States Bankruptcy Court for the Central District of California, having jurisdiction over the Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the Central District of California; or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.

         2.1.22 Bankruptcy Rules. Collectively, as now in effect or hereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy Procedure, and (ii) the Local Bankruptcy Rules and General Orders applicable to cases pending before the Bankruptcy Court.

         1.1.23 Base New Common Stock Amount. The sum of: (a) the number of shares of New Common Stock issued as part of the Initial New Common Stock Issuance; plus (b) the number of shares of New Common Stock issuable upon the conversion of all of the New Preferred Stock.

         1.1.24 Business Day. Any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

         1.1.25 Business Plan. As defined in the New Credit Agreement, substantially similar to the following: Those certain financial projects for the Debtors for the three (3) years following the Effective Date to be delivered to the Holders of Class 1 Claims by October 31, 2003, containing information upon which certain financial covenants applicable to the Restructured Senior Secured Claims under the New Credit Agreement will be based, as set forth in Section 6.1.1.H. and 6.1.1.J. of the Plan.

         1.1.26 Cases. The Chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court.

         1.1.27 Cash. Currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

         1.1.28 Claim. This term shall have the broadest possible meaning under section 101(5) of the Bankruptcy Code, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         1.1.29 Claims Bar Date. For any Claim other than an Administrative Claim, July 28, 2003, or such other deadline for filing such Claim as has been established under any order of the Bankruptcy Court.

         1.1.30 Claims Objection Deadline. The later of (i) the one hundred eightieth (180th) day after the Effective Date; (ii) with respect to a specific Claim, the one-hundred eightieth (180th) day after proof of such Claim is filed, or (iii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court or by agreement between a Debtor or Reorganized Debtor and the Holder of the Claim.

         1.1.31 Class. Each group of Claims or Interests classified in Article V of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.

         1.1.32 Class 1.3 Anti-Dilution Adjuster. If and only if Class 4.1 rejects the Plan and receives more than three per cent (3%) of the Initial New Common Stock Issuance under Section 6.4.1.B, sixty per cent (60%) of the amount (if any) by which (x) the number of shares of New Class C Common Stock issued to Class 4.1 under Section 6.4.1.B of the Plan exceeds (y) the number of shares of New Class C Common Stock that would have been issued to Class 4.1 under Section 6.4.1.B if Class 4.1 had received three per cent (3%) of the Initial New Common Stock Issuance. If Class 4.1 accepts the Plan, the Class 1.3 Anti-Dilution Adjuster shall be zero.

         1.1.33 Class 4.1 Distribution Amount. Nine hundred thousand dollars ($900,000) minus the amount by which the fees and expenses incurred by the Committee and its counsel in connection with the review, investigation, analysis, litigation and resolution of Disputed Class 4.1 Claims, whether incurred before or after the Effective Date, exceeds twenty-five thousand dollars ($25,000).

         1.1.34 Class 6 Warrants. Collectively, the New Class E Warrants and the New Class F Warrants.

         1.1.35 Committee. The Official Committee of Unsecured Creditors of the Debtors appointed in the Cases pursuant to Section 1102 of the Bankruptcy Code.

         1.1.36 Company Liquidity. As defined in (and calculated in accordance with the terms of) the New Credit Agreement, substantially similar to the following: As described on any specified date, fifty percent (50%) of the amount which remains available for borrowing under the Exit Facility, plus the Reorganized Debtors' available cash on hand (which amount shall be exclusive of any restricted cash). By way of illustration only, and not limitation, if there is $7 million of availability under the Exit Facility, and the Reorganized Debtors have available cash on hand (excluding any restricted cash) of $8 million, the aggregate amount of the Company Liquidity would be $11.5 million (consisting of fifty percent (50%) of the $7 million in Exit Facility availability plus available cash of $8 million). Company Liquidity shall be subject to changes in working capital.

         1.1.37 Confirmation Date. The date on which the Confirmation Order is entered in the Bankruptcy Court's docket.

         1.1.38 Confirmation Order. The order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which order shall be submitted to the Bankruptcy Court in form and substance reasonably satisfactory to the Debtors, the Co-Sponsors and the Bank Lenders.

         1.1.39 Convertible Subordinated Note Agreement. Collectively: (A) that certain Securities Purchase Agreement dated as of May 12, 1998, by and among Gentle Dental Service Corporation, a Washington Corporation and the Purchasers as defined therein, (B) any ancillary agreements as to which any holder of any of the obligations under the foregoing Securities Purchase Agreement or the Convertible Subordinated Notes is a party or a beneficiary; and (C) all other agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, guarantees, instruments, documents, and certificates delivered in connection with any of the foregoing, all as any document described in any of clauses (A) - (C) may have been amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date.

         1.1.40 Convertible Subordinated Note Holders. All claimants holding Convertible Subordinated Notes.

         1.1.41 Convertible Subordinated Notes. The 7% Convertible Subordinated Notes due 2006 issued pursuant to the Convertible Subordinated Note Agreement.

         1.1.42 Creditor. Any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including, without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         1.1.43 DDJCM. DDJ Capital Management, LLC.

         1.1.44 DDJCM Entities. DDJCM and any Affiliate of DDJCM, or fund or account managed by DDJCM or an Affiliate of DDJCM, that is the Holder of any Senior Secured Claims.

         1.1.45 DDJCM Initial Allowed Secured Claims. The Allowed Secured Claims of DDJCM arising on account of the Senior Secured Claims of which any of the DDJCM Entities was the Holder as of the Petition Date, and excludes any Allowed Secured Claims arising on account of any Senior Secured Claims acquired by any of the DDJCM Entities after the Petition Date, including, without limitation, the DDJCM Post-Petition Senior Secured Claims. The DDJCM Initial Allowed Secured Claims shall equal the sum of the amounts set forth in clauses (a) - (c) of the first paragraph of Section 6.1.2 of the Plan.

         1.1.46 DDJCM Post-Petition Senior Secured Claims. The Senior Secured Claims acquired by any of the DDJCM Entities from Fleet Capital Corp. following the Petition Date, the principal amount of which is $11,434,617, and any other Senior Secured Claims acquired by any of the DDJCM Entities after the Petition Date, all of which shall be treated in all respects as a Class 1.1 claim. The Allowed Secured Claims arising on account of the DDJCM Post-Petition Senior Secured Claims shall be as set forth in Section 6.1.1.A of the Plan.

         1.1.47 Debtor(s). Individually or collectively, InterDent and ISC.

         1.1.48 Debtors-in-Possession. The Debtors when each is acting in the capacity of representative of the Estates in the Cases.

         1.1.49 Deficiency Claim. Any Unsecured Claim representing the amount, if any, by which the Allowed Amount of a Secured Claim in any of Classes 2.1 through 2.18, inclusive, exceeds the value of the Claim Holder's interest in the property owned or held by the Debtors which secures payment of the Claim.

         1.1.50 DIP Facility. The revolving credit facility provided under the DIP Facility Agreement.

         1.1.51 DIP Facility Agreement. That certain "Post-Petition Loan and Security Agreement" dated as of May 12, 2003, among the Debtors in Possession as Borrowers, and DDJCM and an LL Entity as Lenders, providing for a $7.5 million revolving credit facility, as same may be amended, modified, or supplemented from time to time.

         1.1.52 DIP Facility Claims. Claims arising under the DIP Facility Agreement.

         1.1.53 DIP Facility Order. The order finally approving and authorizing the Debtors-in-Possession to enter into and perform the DIP Facility Agreement.

         1.1.54 DIP Lenders. The lenders under the DIP Facility, consisting of DDJCM and an LL Entity.

         1.1.55 Disputed Administrative Claim. Any Administrative Claim that is not an Allowed Administrative Claim.

         1.1.56 Disputed Claim. All or any part of a Claim other than any Allowed Amount thereof as to which any one of the following applies: (i) no proof of claim has been filed with respect to such Claim, and either (a) the Claim is not listed in the Schedules, or (b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount,
(ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable order of the Bankruptcy Court, or the Plan, which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a "Disputed Claim" pursuant to this Plan. In addition, prior to the earlier of (i) the Claims Objection Deadline, and (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, any Claim whose Allowed Amount is not specified under the Plan that is evidenced by a proof of claim shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no Claim corresponding to the proof of claim is listed in the Schedules, (b) the Claim corresponding to the proof of claim is listed in the Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.

         1.1.57 Disputed Claim or Disputed Class Claim. A Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim, and a Disputed Class 6 Claim is a Claim classified in Class 6 that is also a Disputed Claim).

         1.1.58 Distribution Agent. Reorganized InterDent.

         1.1.59 Distribution Date. With respect to any Claim or Interest, the date on which a distribution under the Plan is to be made. For purposes of making distributions on the "next Distribution Date" with respect to Unclaimed Property or Disputed Claims, the "next Distribution Date" shall be deemed to occur on the one hundred eightieth (180th) day following (i) the date on which the Unclaimed Property is claimed by its valid owner; or (ii) the date on which a Disputed Claim becomes an Allowed Claim, in whole or in part.

         1.1.60 EBITDA. As defined in the New Credit Agreement in accordance with GAAP.

         1.1.61 Effective Date. A date to be agreed upon by the Debtors and the Co-Sponsors and set forth in a notice Filed with the Bankruptcy Court as soon as practicable after the conditions set forth in Sections 14.1 and 14.2 of the Plan have been satisfied or waived as provided in the Plan, but in no event later than sixty (60) days after the Confirmation Date; provided, however, that the Co-Sponsors, with the consent of the Bank Lenders, may extend the deadline for the Effective Date through and including 180 days after the Confirmation Date by giving written notice of such election to the Debtors and the Committee.

         1.1.62 Estates. The bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

         1.1.63 Excess Cash. As defined in (and calculated in accordance with the terms of) the New Credit Agreement, substantially similar to the following:
EBITDA on a consolidated InterDent Group basis (adjusted for non-cash items) (x) less the following: (i) capital expenditures; (ii) cash interest; (iii) cash taxes; (iv) principal payments made to the Holders of the Restructured Senior Secured Claims (other than the principal payments made to the Holders of the Restructured Senior Secured Claims under Sections 6.1.1.C. and 6.1.1.E. of the
Plan); and (v) payments made on the Assumed Seller and Earn-Out Obligations, and
(y) plus-or-minus changes in working capital; provided, however, that any capital expenditures and payments made on the Assumed Seller and Earn-Out Obligations in excess of the following amounts shall be added back to available cash for purposes of determining "Excess Cash" and "Company Liquidity":

                  Capital Expenditures:

                           $7.1 million during 2003; $9.0 million during 2004; $8.0 million during 2005; and $8.4 million during 2006.

                  Payments under Assumed Seller and Earn-Out Obligations:

                           $3.5 million during 2003;
                           $2.5 million during 2004;
                           $1.0 million during 2005; and
                           $2.0 million during 2006.

          Excess Cash shall be subject to changes in working capital. The Reorganized Debtors shall continue to pay their vendors in their usual and customary manner, and shall not accelerate vendor payments as a means to reduce available cash on hand or Excess Cash.

         1.1.64 Excess Cash Due. As defined in (and calculated in accordance with the terms of) the New Credit Agreement, substantially similar to the following: As of any Excess Cash Payment Date, the Excess Cash measured as of December 31 of any year prior to such Excess Cash Payment Date which has not yet been paid to the Holders of the Restructured Senior Secured Claims under the New Credit Agreement.

         1.1.65 Excess Cash Payment Dates. April 30, July 31, October 31 and January 31.

         1.1.66 Existing InterDent Common Stock. The shares of common stock of InterDent, outstanding immediately prior to the Effective Date.

         1.1.67 Existing Preferred Stock. The shares of convertible preferred stock (and any other preferred stock) of InterDent outstanding immediately prior to the Effective Date.

         1.1.68 Exit Facility. A new revolving credit facility of the Reorganized Debtors in the maximum amount of $7.5 million which will take effect on the Effective Date, will pay off the obligations under the DIP Facility, and will include the terms and conditions set forth in Section 8.12 of the Plan.

         1.1.69 Fee Applications. Applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.

         1.1.70 Fee Claim. A Claim under sections 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.

         1.1.71 Filed. Delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court. "File" shall have a correlative meaning.

         1.1.72 Final Order. A judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors, the Co-Sponsors and the Bank Lenders, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, re-argument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

         1.1.73 GAAP. As defined in (and calculated in accordance with the terms of) the New Credit Agreement, substantially similar to the following: the Generally Accepted Accounting Principles in the United States of America, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         1.1.74 Holder. The beneficial owner of any Claim or Interest.

         1.1.75 Initial New Common Stock Issuance. The number of shares of New Class C Common Stock to be issued under the Plan as of the Effective Date, which will represent one hundred percent (100%) of the New Common Stock to be issued under the Plan prior to the exercise of: (a) the conversion rights under the New Preferred Stock; (b) the New Warrants; and (c) any Management Stock Purchase Rights or Options granted to management by the Reorganized Debtors.

         1.1.76 InterDent Group. Collectively, InterDent Service Corporation, Inc., a Washington corporation; InterDent, Inc., a Delaware corporation; Capitol Dental Care, Inc., an Oregon corporation; Managed Dental Care of Oregon, Inc., an Oregon corporation; and Dedicated Dental Systems, Inc., a California corporation.

         1.1.77 Interest. (A) Any equity security or interest of or in any Debtor within the meaning, of section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing InterDent Common Stock, Existing InterDent Preferred Stock or on any common stock of any other Debtor, and (B) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

         1.1.78 ISC. InterDent Service Corporation, a Washington corporation.

         1.1.79 LLCP. Levine Leichtman Capital Partners II, L.P.

         1.1.80 LL Entities. LLCP, PSLLC and/or any of their Affiliates (each singularly being an "LL Entity").

         1.1.81 LL Entities Allowed Secured Claim. The sum of the amounts set forth in clauses (i) - (iii) of Section 6.1.3.A of the Plan.

         1.1.82 Management Stock Purchase Rights or Options. The rights granted to members of management of the Debtors prior to Confirmation to convert their retention bonuses into stock in the Reorganized InterDent under the Court-approved key employee retention program ("Management Purchase Rights") together with any options granted on or after the Effective Date to members of management of the Reorganized Debtors to purchase up to five percent (5%) of the New Common Stock of Reorganized InterDent (calculated as if all New Class A Preferred Stock were converted into New Class A Common Stock, all New Class B Preferred Stock were converted into New Class B Common Stock, and the New Warrants and the Management Purchase Rights were exercised in exchange for New Class C Common Stock).

         1.1.83 Minimum Company Liquidity. The amount of $8 million.

         1.1.84 New Class A Common Stock. The New Class A Common Stock of Reorganized InterDent issuable upon the conversion of the New Class A Preferred Stock, the terms of which shall be governed by the terms and provisions of this Plan, the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement. The rights and privileges of the New Class A Common Stock shall be identical to those of the New Class C Common Stock except that:
(i) certain matters shall require the approval of the holders of the New Class A Common Stock and the New Class A Preferred Stock voting together as a class and certain matters shall require the approval of the holders of the New Class A Common Stock and New Class A Preferred Stock voting together as a class with the holders of the New Class B Common Stock and the New Class B Preferred Stock;
(ii) the holders of the New Class A Common Stock voting together as a class with the holders of the New Class A Preferred Stock shall have the right to nominate three members of the Board of Directors of Reorganized InterDent to stand for election; (iii) the holders of the New Class A Common Stock will have certain anti-dilution and preemptive rights and (iv) on all matters on which holders of the New Class A Common Stock, New Class B Common Stock and New Class C Common Stock shall vote as a single class of common stock, each share of New Class A Common Stock shall be entitled to a vote equal to that of 1.25 shares of New Class C Common Stock. No New Class A Common Stock shall be issued, other than upon conversion of the New Class A Preferred Stock or as a result of anti-dilution and pre-emptive rights protection. The New Class A Common Stock shall also be entitled to certain other benefits and burdened by certain restrictions as set out in the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement.

         1.1.85 New Class A Preferred Stock. The New Class A convertible preferred stock of Reorganized InterDent that will be issued pursuant to the Amended and Restated InterDent Certificate of Incorporation to the DDJCM Entities on and after the Effective Date and shall be governed by the terms and provisions set forth herein, in the Amended and Restated InterDent Certificate of Incorporation and in the New Shareholders' Agreement. The New Class A Preferred Stock shall be entitled, inter alia, to the following rights and privileges:

                  A. Preference Right. The New Class A Preferred Stock shall be entitled to a liquidation preference equal to the sum of the DDJCM Initial Allowed Secured Claims, plus all accumulated and unpaid dividends;

                  B. Dividends. The New Class A Preferred Stock shall accumulate dividends at the rate of five percent (5%) per annum. However, accumulated dividends shall not be paid until the Restructured Senior Secured Claims are paid in full in accordance with the terms of the New Credit Agreements;

                  C. Conversion Rights. The New Class A Preferred Stock shall be convertible into shares of New Class A Common Stock comprising 60% of the New Common Stock, exclusive of New Class C Common Stock issued or issuable under the New Warrants and any Management Stock Purchase Rights or Options granted to management, minus, if and only if Class
         4.1 rejects the Plan and receives New Class C Common Stock, that number of shares of New Class A Common Stock (if any) which equals the Class
         1.3 Anti-Dilution Adjuster;

                  D. Voting Rights. Prior to conversion, each share of New Class A Preferred Stock shall have voting rights equal to 1.25 times the number of shares of the New Class A Common Stock into which such New Class A Preferred Stock is convertible; and the holders of the New Class A Preferred Stock, voting as a class with the holders of New Class A Common Stock, will have the right to nominate a majority (i.e., three members) of the Board of Directors of Reorganized InterDent to stand for election. In addition, holders of New Class A Preferred Stock shall be entitled to vote together as a class with the holders of New Class A Common Stock on certain matters and to vote together as a class with the holders of New Class B Preferred Stock and New Class B Common on certain other matters. On all matters on which the New Class A Preferred Stock, New Class A Common Stock, New Class B Preferred Stock and New Class B Common Stock vote together as a class without the New Class C Common Stock, each share of New Class A Preferred Stock shall have a vote equal to the number of shares of New Class A Common Stock into which it is convertible; and

                  E. Anti-Dilution Rights/Other Rights. Holders of New Class A Preferred Stock will be entitled to the anti-dilution and preemptive rights provided in the Amended and Restated InterDent Certificate of Incorporation and subject to the sale and other transfer rights and restrictions provided in Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement.

                  In addition to the foregoing rights, the New Class A Preferred Stock shall have such additional rights and restrictions as are customary for securities of this nature.

         1.1.86 New Class B Common Stock. The New Class B Common Stock of Reorganized InterDent issuable upon the conversion of the New Class B Preferred Stock, the terms of which shall be governed by the terms and provisions of this Plan, the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement. The rights and privileges of the New Class B Common Stock shall be identical to those of the New Class C Common Stock except that:
(i) certain matters shall require the approval of the holders of the New Class B Common Stock and the New Class B Preferred Stock voting together as a class and certain matters shall require the approval of the holders of the New Class B Common Stock and New Class B Preferred Stock voting together as a class with the holders of the New Class A Common Stock and the New Class A Preferred Stock;
(ii) the holders of the New Class B Common Stock, voting together as a class with the holders of the New Class B Preferred Stock shall have the right to nominate two members of the Board of Directors of Reorganized InterDent to stand for election; (iii) the holders of the New Class B Common Stock will have certain anti-dilution and preemptive rights and (iv) on all matters on which holders of the New Class A Common Stock, New Class B Common Stock and New Class C Common Stock shall vote as a single class of common stock, each share of New Class B Common Stock shall be entitled to a vote equal to that of 1.25 shares of New Class C Common Stock. No New Class B Common Stock shall be issued, other than upon conversion of the New Class B Preferred Stock or as a result of anti-dilution and pre-emptive rights protection. The New Class B Common Stock shall also be entitled to certain other benefits and burdened by certain restrictions as set out in the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement.

         1.1.87 New Class B Preferred Stock. The New Class B convertible preferred stock of Reorganized InterDent that will be issued pursuant to the Amended and Restated InterDent Certificate of Incorporation to the LL Entities on and after the Effective Date and shall be governed by the terms and provisions set forth herein, in the Amended and Restated InterDent Certificate of Incorporation and in the New Shareholders' Agreement. The New Class B Preferred Stock shall be entitled, inter alia, to the following rights and privileges:

                  Preference Right. The New Class B Preferred Stock shall be entitled to a liquidation preference equal to the sum of the LL Entities Allowed Secured Claim, plus all accumulated and unpaid dividends;

                  Dividends. The New Class B Preferred Stock shall accumulate dividends at the rate of five percent (5%) per annum. However, accumulated dividends shall not be paid until the Restructured Senior Secured Claims are paid in full in accordance with the terms of the New Credit Agreements;

                  Conversion Rights. The New Class B Preferred Stock shall be convertible into shares of New Class B Common Stock comprising 13.8% of the New Common Stock, exclusive of New Class C Common Stock issued or issuable under the New Warrants and any Management Stock Purchase Rights or Options granted to management, plus, if and only if Class 4.1 rejects the Plan and receives New Class C Common Stock, that number of shares of New Class B Common Stock (if any) which equals the Class 1.3 Anti-Dilution Adjuster;

                  Voting Rights. Prior to conversion, each share of New Class B Preferred Stock shall have voting rights equal to 1.25 times the number of shares of the New Class B Common Stock into which such New Class B Preferred Stock is convertible; and the holders of the New Class B Preferred Stock, voting as a class with the holders of New Class B Common Stock, will have the right to nominate one less than a majority (i.e., two members) of the Board of Directors of Reorganized InterDent to stand for election. In addition, holders of New Class B Preferred Stock shall be entitled to vote together as a class with the holders of New Class B Common Stock on certain matters and to vote together as a class with the holders of New Class A Preferred Stock and New Class A Common on certain other matters. On all matters on which the New Class A Preferred Stock, New Class A Common Stock, New Class B Preferred Stock and New Class B Common Stock vote together as a class without the New Class C Common Stock, each share of New Class B Preferred Stock shall have a vote equal to the number of shares of New Class B Common Stock into which it is convertible; and

                  Anti-Dilution Rights/Other Rights. Holders of New Class B Preferred Stock will be entitled to the anti-dilution and preemptive rights provided in the Amended and Restated InterDent Certificate of Incorporation and subject to the sale and other transfer rights and restrictions provided in Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement.

                  In addition to the foregoing rights, the New Class B Preferred Stock shall have such additional rights and restrictions as are customary for securities of this nature.

         1.1.88 New Class C Common Stock. The New Class C Common Stock of Reorganized InterDent issued from and after the Effective Date, which shall be governed by the terms and provisions of this Plan, the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement and shall represent all of the New Common Stock other than that issued or issuable upon the conversion of the New Preferred Stock.

         1.1.89 New Class D Warrant Exercise Price. The dollar amount which results from dividing the New Class D Warrant Strike Price Value by the Base New Common Stock Amount.

         1.1.90 New Class D Warrant Strike Price Value. The dollar amount which remains after subtracting the aggregate amount of the Strike Price Value Deductions from $110 million, all as determined as of the Effective Date.

         1.1.91 New Class D Warrants. Warrants to purchase shares of New Class C Common Stock, to be subject to certain transfer restrictions, representing up to 16.5% of the New Common Stock of Reorganized InterDent (calculated as if all New Class A Preferred Stock was converted into New Class A Common Stock and all New Class B Preferred Stock was converted into New Class B Common Stock, but excluding any New Common Stock issued or issuable upon the exercise of the New Class E Warrants or the New Class F Warrants or the exercise of any Management Stock Purchase Rights or Options), at a price per share equal to the New Class D Warrant Exercise Price, exercisable immediately upon the Effective Date for a period of seven (7) years from and after the Effective Date. The New Class D Warrants shall include terms: (a) precluding any cashless exercise of the New Class D Warrants except upon (i) the sale of all or substantially all of the equity securities of Reorganized InterDent to a single entity or to a group of entities in a single transaction, or the consolidation or merger of Reorganized InterDent into or with any other entity or entities, either of which results in the exchange of outstanding shares of Reorganized InterDent primarily for (a) cash, (b) securities which are quoted or listed on the NASDAQ, American Stock Exchange, New York Stock Exchange, or comparable foreign exchange, (c) a debt instrument or security; or (d) securities of a privately-held entity, in each case paid or issued by any such entity or Affiliate thereof; (ii) a sale of all or substantially all of the assets of Reorganized InterDent to any other entity or entities in exchange primarily for (a) cash, (b) securities which are quoted or listed on the NASDAQ, American Stock Exchange, New York Stock Exchange, or comparable foreign exchange, (c) a debt instrument or security, or (d) securities of a privately-held entity, in each case paid or issued by any such entity or Affiliate thereof; (iii) any public offering of New Common Stock, in which the holders of New Class D Warrants are able to exercise piggy-back registration rights (but only to the extent of the number of shares of New Class C Common Stock which the holders of New Class D Warrants will be entitled to register and sell as part of such public offering); or (iv) a sale of New Common Stock by Reorganized InterDent in an offering which is not a "public offering" under any applicable Federal or State securities laws and does not require registration, to a Person other than DDJCM Entities or LL Entities, for net proceeds to the issuer (after costs of issuance such as underwriting discounts, professional fees and the like) of at least $20 million; or (v) any time a bring-along right is exercised requiring a sale of New Common Stock issued to an LL Entity in connection with this Plan; (b) providing tag-along rights for the warrant holder with respect to any sale of New Class A Preferred Stock or any New Class A Common Stock into which the New Class A Preferred Stock is converted and bring-along rights in favor of the DDJCM Entities, in the event of any proposed sale of New Class A Preferred Stock or New Class A Common Stock by the DDJCM Entities; and (d) providing standard anti-dilution protection (including, but not limited to, protection against equity issuances at below fair market value, but excluding protection for shares of New Class C Common Stock issued pursuant to any management option plan).

         1.1.92 New Class E Warrant Exercise Price. The dollar amount which results from dividing (i) the New Class E Warrant Strike Price Value by (ii) the sum of the Base New Common Stock Amount plus the number of shares of New Class C Common Stock that would be issued upon the exercise of all of the New Class D Warrants on the Effective Date.

         1.1.93 New Class E Warrant Strike Price Value. The sum of: (i) the dollar amount which remains after subtracting the aggregate amount of the Strike Price Value Deductions from $150 million, all as determined as of the Effective Date; plus (ii) the gross proceeds that would be received by Reorganized InterDent upon the exercise of all of the New Class D Warrants on the Effective Date, assuming no cashless exercise of any of the New Class D Warrants.

         1.1.94 New Class E Warrants. Warrants to purchase shares of New Class C Common Stock, to be subject to certain transfer restrictions, representing 5% of the New Common Stock of Reorganized InterDent (calculated as if all New Class A Preferred Stock was converted into New Class A Common Stock, all New Class B Preferred Stock was converted into New Class B Common Stock and all of the New Class D Warrants and New Class F Warrants were exercised and all New Class C Common Stock issuable upon such exercise was issued, but excluding any New Common Stock issued or issuable upon the exercise of any Management Stock Purchase Rights or Options), at a price per share equal to the New Class E Warrant Exercise Price. The New Class E Warrants shall be exercisable for a period of five (5) years from and after the Effective Date, but only from and after the earliest to occur of the following: (i) the sale of all or substantially all of the equity securities of Reorganized InterDent to a single entity or to a group of entities in a single transaction, or the consolidation or merger of Reorganized InterDent into or with any other entity or entities;
(ii) a sale of all or substantially all of the assets of Reorganized InterDent to any other entity or entities; (iii) a public offering of New Common Stock;
(iv) a sale of New Common Stock by Reorganized InterDent in an offering which is not a "public offering" under any applicable Federal or State securities laws and does not require registration, to a Person other than DDJCM Entities or LL Entities, for net proceeds to the issuer (after costs of issuance such as underwriting discounts, professional fees and the like) of at least $20 million; or (v) four years and two hundred seventy days following the Effective Date. The New Class E Warrants shall include terms: (a) precluding any cashless exercise of the New Class E Warrants except upon the occurrence of one of the events described in clauses (i) through (iv) of the preceding sentence (a "Cashless Exercise Event") and provided further that (x) clauses (i) and (ii) of the preceding sentence shall be Cashless Exercise Events only if the consideration received by Reorganized InterDent or its shareholders is primarily (a) cash, (b) securities which are quoted or listed on the NASDAQ, American Stock Exchange, New York Stock Exchange, or comparable foreign exchange, (c) debt instruments or securities, or (d) securities of a privately-held entity, in each case paid or issued by any such entity or Affiliate thereof; and (y) a public sale of New Common Stock by Reorganized InterDent shall be a Cashless Exercise Event only if the holders of New Class E Warrants are able to exercise their piggy-back registration rights (and only to the extent of the number of shares of New Class C Common Stock which the holders of New Class E Warrants will be entitled to register and sell as part of such public offering); (b) providing tag-along rights for the warrant holder with respect to any sale of New Class A Preferred Stock or any New Class A Common Stock into which the New Class A Preferred Stock is converted and bring-along rights in favor of the DDJCM Entities, in the event of any proposed sale of New Class A Preferred Stock or New Class A Common Stock by the DDJCM Entities, but in each case only if such sale of New Class A Preferred Stock or New Class A Common Stock is part of a Cashless Exercise Event; (c) providing standard anti-dilution protection (including, but not limited to, protection against equity issuances at below fair market value, but excluding protection for shares of New Class C Common Stock issued pursuant to any management option plan); (d) limited piggyback registration rights with respect to equity securities to be sold in a public offering by Reorganized InterDent or the DDJCM Entities and to be registered under the Securities Act of 1933 as amended (other than a registration statement on Form S-4 or Form S-8 or any similar form); provided however that such piggyback rights will not apply to the extent that, in the opinion of Reorganized InterDent or the managing underwriter of any such proposed public offering of equity securities, in their respective sole and absolute discretion, the number of equity securities requested to be included in such registration statement exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, and therefore, in such instances there will be no piggyback registration rights allowed, or, in the sole and absolute discretion of Reorganized InterDent, it shall include in such offering, first, the equity securities it proposes to sell, if any; second, the equity securities which the DDJCM Entities and the LL Entities propose to sell (on a ratable basis, based on the number of shares of New Common Stock that they would each own assuming full conversion of the New Preferred Stock and full exercise of the New Class D Warrants); and third, all other equity securities requested to be included in the offering pursuant to registration rights, pro rata on the basis of the amount of securities requested to be included by each such shareholder who is exercising piggyback registration rights, up to the maximum amount set by Reorganized InterDent or the managing underwriter, if any; and (e) providing for notice to the warrant holders by Reorganized InterDent of the occurrence or anticipated occurrence of any Cashless Exercise Event, which notice shall specify such event and shall be delivered to each warrant holder not less than 20 days prior to the occurrence of such Cashless Exercise Event. A notice of exercise of New Class E Warrants which is based on the occurrence of a Cashless Exercise Event shall provide that the exercise of the warrants covered by such notice is conditioned upon the occurrence of such Cashless Exercise Event.

         1.1.95 New Class F Warrant Exercise Price. The dollar amount which results from dividing (i) the New Class F Warrant Strike Price Value by (ii) the sum of the Base New Common Stock Amount plus the number of shares of New Class C Common Stock that would be issued upon the exercise of all of the New Class D Warrants on the Effective Date.

         1.1.96 New Class F Warrant Strike Price Value. The sum of (i) the dollar amount which remains after subtracting the aggregate amount of the Strike Price Value Deductions from $170 million, all as determined as of the Effective Date; plus (ii) the gross proceeds that would be received by Reorganized InterDent upon the exercise of all of the New Class D Warrants on the Effective Date, assuming no cashless exercise of any of the New Class D Warrants.

         1.1.97 New Class F Warrants. Warrants to purchase shares of New Class C Common Stock, to be subject to certain transfer restrictions, representing 5% of the New Common Stock of Reorganized InterDent (calculated as if all New Class A Preferred Stock was converted into New Class A Common Stock, all New Class B Preferred Stock was converted into New Class B Common Stock, and all of the New Class D Warrants and New Class E Warrants were exercised and all New Class C Common Stock issuable on such exercise were issued, but excluding any New Common Stock issued or issuable upon the exercise of any Management Stock Purchase Rights or Options), at a price per share equal to the New Class F Warrant Exercise Price. The New Class F Warrants shall be exercisable for a period of five (5) years from and after the Effective Date, but only from and after the earliest to occur of the following: (i) the sale of all or substantially all of the equity securities of Reorganized InterDent to a single entity or to a group of entities in a single transaction, or the consolidation or merger of Reorganized InterDent into or with any other entity or entities; (ii) a sale of all or substantially all of the assets of Reorganized InterDent to any other entity or entities; (iii) a public offering of New Common Stock; (iv) a sale of New Common Stock by Reorganized InterDent in an offering which is not a "public offering" under any applicable Federal or State securities laws and does not require registration, to a Person other than DDJCM Entities or LL Entities, for net proceeds to the issuer (after costs of issuance such as underwriting discounts, professional fees and the like) of at least $20 million; or (v) four years and two hundred seventy days following the Effective Date. The New Class F Warrants shall include terms: (a) precluding any cashless exercise of the New Class F Warrants except upon the occurrence of one of the events described in clauses (i) through (iv) of the preceding sentence (a "Cashless Exercise Event") and provided further that (x) clauses (i) and (ii) of the preceding sentence shall be Cashless Exercise Events only if the consideration received by Reorganized InterDent or its shareholders is primarily (a) cash, (b) securities which are quoted or listed on the NASDAQ, American Stock Exchange, New York Stock Exchange, or comparable foreign exchange, (c) debt instruments or securities, or (d) securities of a privately-held entity, in each case paid or issued by any such entity or Affiliate thereof; and (y) a public sale of New Common Stock by Reorganized InterDent shall be a Cashless Exercise Event only if the holders of New Class F Warrants are able to exercise their piggy-back registration rights (and only to the extent of the number of shares of New Class C Common Stock which the holders of New Class F Warrants will be entitled to register and sell as part of such public offering); (b) providing tag-along rights for the warrant holder with respect to any sale of New Class A Preferred Stock or any New Class A Common Stock into which the New Class A Preferred Stock is converted and bring-along rights in favor of the DDJCM Entities, in the event of any proposed sale of New Class A Preferred Stock or New Class A Common Stock by the DDJCM Entities, but in each case only if such sale of New Class A Preferred Stock or New Class A Common Stock is part of a Cashless Exercise Event; (c) providing standard anti-dilution protection (including, but not limited to, protection against equity issuances at below fair market value, but excluding protection for shares of New Class C Common Stock issued pursuant to any management option plan); (d) limited piggyback registration rights with respect to equity securities to be sold in a public offering by Reorganized InterDent or the DDJCM Entities and to be registered under the Securities Act of 1933 as amended (other than a registration statement on Form S-4 or Form S-8 or any similar form); provided however that such piggyback rights will not apply to the extent that, in the opinion of Reorganized InterDent or the managing underwriter of any such proposed public offering of equity securities, in their respective sole and absolute discretion, the number of equity securities requested to be included in such registration statement exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, and therefore, in such instances there will be no piggyback registration rights allowed, or, in the sole and absolute discretion of Reorganized InterDent, it shall include in such offering, first, the equity securities it proposes to sell, if any; second, the equity securities which the DDJCM Entities and the LL Entities propose to sell (on a ratable basis, based on the number of shares of New Common Stock that they would each own assuming full conversion of the New Preferred Stock and full exercise of the New Class D Warrants); and third, all other equity securities requested to be included in the offering pursuant to registration rights, pro rata on the basis of the amount of securities requested to be included by each such shareholder who is exercising piggyback registration rights, up to the maximum amount set by Reorganized InterDent or the managing underwriter, if any; and (e) providing for notice to the warrant holders by Reorganized InterDent of the occurrence or anticipated occurrence of any Cashless Exercise Event, which notice shall specify such event and shall be delivered to each warrant holder not less than 20 days prior to the occurrence of such Cashless Exercise Event. A notice of exercise of New Class F Warrants which is based on the occurrence of a Cashless Exercise Event shall provide that the exercise of the warrants covered by such notice is conditioned upon the occurrence of such Cashless Exercise Event.

         1.1.98 New Common Stock. Collectively, the New Class A Common Stock, the New Class B Common Stock, and the New Class C Common Stock.

         1.1.99 New Credit Agreement. The documentation which will amend and restate the Senior Secured Credit Agreements and set forth the terms and conditions under which the Restructured Senior Secured Claims will be satisfied, which will include, among other provisions, provisions substantially similar to those described in Section 6.1.1 of this Plan.

         1.1.100 New InterDent Securities. Collectively, the New Common Stock, the New Preferred Stock, the New Warrants and the Management Stock Purchase Rights and Options.

         1.1.101 New Preferred Stock. Collectively, the New Class A Preferred Stock and the New Class B Preferred Stock.

         1.1.102 New Shareholders' Agreement. A shareholders' agreement among Reorganized InterDent and holders of all of the New InterDent Securities in the form included in the Plan Documentary Supplement as an Exhibit.

         1.1.103 New Warrants. Collectively, the New Class D Warrants, the New Class E Warrants, and the New Class F Warrants.

         1.1.104 Person. An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit, Committee or other entity of whatever nature.

         1.1.105 Petition Date. The date on which each Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code, i.e. May 9, 2003.

         1.1.106 PIK Amounts. All PIK Fees and PIK Interest accruing under the terms of, and as defined in, the Senior Secured Credit Agreements.

         1.1.107 PIK Fees. Paid-In-Kind Fees accruing under the terms of, and as defined in, the Senior Secured Credit Agreements.

         1.1.108 PIK Interest. Paid-In-Kind interest accruing under the terms of, and as defined in, the Senior Secured Credit Agreements.

         1.1.109 Plan. The "Debtors' Second Amended Joint Chapter 11 Plan of Reorganization[as Modified on July 22, 2003 and Further Modified on August ___, 2003]," filed on or about July 23, 2003, together with the Exhibits thereto and the Plan Documents, as the same may be amended or modified from time to time in accordance with Section 16.1 of this Plan.

         1.1.110 Plan Documentary Supplement. A supplement to the Plan, containing various documents relating to the implementation of the Plan, which will be Filed with the Bankruptcy Court on or before the Confirmation Date, as said supplement may be amended from time to time at any time prior to the Effective Date with the consent of the Debtors, the Co-Sponsors and the Bank Lenders.

         1.1.111 Plan Documents. Collectively, the Amended and Restated InterDent Certificate of Incorporation; the Amended and Restated ISC Articles of Incorporation; the Amended and Restated By-Laws, the New Credit Agreement; the New Shareholder's Agreement; the New Warrants; and any other documents required by the Plan or determined by the Co-Sponsors, the Bank Lenders and the Debtors to be necessary or advisable to implement the Plan. The Plan Documents shall be in form and content acceptable to the Co-Sponsors, the Bank Lenders, and the Debtors. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as part of the Plan Documentary Supplement as early as practicable, but in no event later than the Confirmation Date, or on such other date as the Bankruptcy Court may establish.

         1.1.112 Plan Sponsor Adequate Protection Payments. The amounts payable as "adequate protection" payments on account of the DDJCM Initial Allowed Secured Claims which are classified in Class 6.1.2 and the LL Allowed Secured Claims which are classified in Class 6.1.3, from the Petition Date through the Effective Date under the terms of the orders governing the use of cash collateral and debtor-in-possession financing which are in effect as of the date of the filing of this Plan. Such adequate protection payments shall accrue at the rate of prime plus 2.5%, and this rate shall be used to determine the amount of the Plan Sponsor Adequate Protection Payments, whether or not any such adequate protection payments are actually made. The term "Plan Sponsor Adequate Protection Payments" shall not include any amounts or payments respecting the DDJCM Post-Petition Senior Secured Claims.

         1.1.113 Priority Claim. Any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.

         1.1.114 Pro Rata. Proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.

         1.1.115 Professional. A Person or Entity (a) employed by the Debtors-in-Possession or the Committee pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

         1.1.116 Professional Fees. All Allowed Claims for compensation and for reimbursement of expenses under Sections 328, 330 and/or 503(b) of the Bankruptcy Code.

         1.1.117 PSLLC. Pleasant Street Investors, LLC, a California limited liability company and an Affiliate of LLCP, its sole member.

         1.1.118 Reorganized Debtors. The Debtors, as reorganized under the terms of the Plan on and after the Effective Date, and any successors thereto by merger, consolidation, acquisition, or otherwise.

         1.1.119 Reorganized InterDent. InterDent, as reorganized on and after the Effective Date.

         1.1.120 Reorganized ISC. ISC, as reorganized on and after the Effective Date.

         1.1.121 Restructured Senior Secured Claims. As defined in (and calculated in accordance with the terms of) the New Credit Agreement and which includes, among other things, the aggregate Allowed Secured Claims of the Bank Lenders, as determined in accordance with Section 6.1.1.A of this Plan and any and all accrued and unpaid interest, fees, costs, charges and any other amounts which become due and owing under the New Credit Agreement following the Effective Date.

         1.1.122 Schedules. The schedules of assets and liabilities and list of equity security holders Filed by the Debtors, as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.

         1.1.123 Secured Claim. Any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Holder's interest in the Debtors', any Debtor's or any Estate's interest in the property, determined pursuant to section 506(a) of the Bankruptcy Code.

         1.1.124 Seller Note. A promissory note executed by a Debtor in favor of a seller of a dental practice to any of the Debtors, constituting a part of the consideration paid by any of the Debtors for any Debtor's acquisition of such dental practice.

         1.1.125 Senior Secured Claims. All Claims arising under the Senior Secured Credit Agreements including, without limitation, any claims of the Agent (as defined therein) thereunder.

         1.1.126 Senior Secured Credit Agreements. Collectively, the 1999 Credit Agreement and the 2000 Credit Agreement.

         1.1.127 Senior Secured Lenders. All Creditors holding Senior Secured Claims.

         1.1.128 Senior Subordinated Note Agreement. Collectively: (A) That certain Securities Purchase Agreement dated as of June 15, 2000, originally entered into by and among Gentle Dental Service Corporation, a Washington Corporation, Gentle Dental Management, Inc., the guarantors therein, and an LL Entity; (B) all ancillary agreements as to which any holder of any of the obligations evidenced by the foregoing Securities Purchase Agreement is a party or beneficiary; and (C) all other agreements, guarantees, instruments, documents and certificates delivered in connection with any of the foregoing, all as any of the documents described in clauses (A) - (C) may have been amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date.

         1.1.129 Senior Subordinated Note Holders. Creditors holding Senior Subordinated Notes.

         1.1.130 Senior Subordinated Notes. The 12.5% Senior Subordinated Notes due 2005 issued pursuant to the Senior Subordinated Note Agreement.

         1.1.131 Strike Price Value Deductions. The sum of the following amounts, all as determined as of the Effective Date: (a) the aggregate amount of the Restructured Senior Secured Claims; (b) the aggregate amount of the Assumed Seller and Earn-Out Obligations as of May 1, 2003, less all subsequent payments made thereon before the Effective Date; (c) the aggregate amount of the Allowed Secured Capital Lease Claims in Classes 2.1 - 2.17 and any other Allowed Secured Claims in Class 2.18; and (d) the aggregate amount of any other permanent or fixed term (but not any balance owing on any revolving credit facility, including the DIP Facility) financing or borrowing entered into after the Petition Date that is not fully satisfied on or promptly after the Effective Date.

         1.1.132 Tax. Any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, or imposed on or with respect to such assessments.

         1.1.133 Tax Claim. Any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.
1.1.121 Unclaimed Property. All Cash and New Class C Common Stock deemed to be "Unclaimed Property" pursuant to Sections 9.6 and 9.7 of the Plan.

         1.1.134 Unsecured Claim. A Claim against any Debtor that is not (a) a Secured Claim, (b) an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.

         Rules of Construction. For purposes of the Plan and the Disclosure Statement, unless otherwise provided herein or in the Plan, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) any reference in the Plan or the Disclosure Statement to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to the Plan;
(d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors and assigns; (e) except as otherwise indicated herein all references in the Plan or the Disclosure Statement to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan;
(f) the words "therein," "thereunder" and "thereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; and (g) unless otherwise provided in the Plan or the Disclosure Statement, any reference in the Plan or the Disclosure Statement to a contract, instrument, release, indenture, agreement, or other document being in a particular form or on particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (iii) any reference in the Plan or the Disclosure Statement to a document, schedule, or exhibit to the Plan, Plan Documentary Supplement, or Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or the Disclosure Statement or any other provision in this Section 2.2.

         Plan Documentary Supplement. Forms or summaries of certain documents referred to in the Plan or the Disclosure Statement will be contained in a separate Plan Documentary Supplement, which the Debtors shall file with the Bankruptcy Court and may amend from time to time with the consent of the Co-Sponsors and the Bank Lenders, prior to the Effective Date. A copy of the Plan Documentary Supplement may be obtained from counsel for the Debtors, at the address set forth in Section 17.6 of the Plan, upon written request.

         Exhibits. All Exhibits to the Plan and all documents contained in the Plan Documentary Supplement are incorporated into and are a part of the Plan as if set forth in full therein.

                                   III.

                    JOINT PLAN; NO SUBSTANTIVE CONSOLIDATION

         This Plan, although proposed jointly, constitutes a separate plan proposed by each of the Debtors. The Debtors' respective Chapter 11 Estates remain legally separate. Each Debtor is only assuming liability under the Plan for the Claims properly chargeable to such Debtor and for no others. Accordingly, except as expressly provided herein, the classifications set forth below shall be deemed to apply separately with respect to each Plan proposed by each Debtor.

                                      IV.

                               UNCLASSIFIED CLAIMS

         As required by the Bankruptcy Code, the Plan places Claims and Interests into various Classes according to their right to priority. However, certain types of Claims are not classified in any Classes under the Plan. These claims are deemed "unclassified" under the provisions of the Bankruptcy Code. They are not considered impaired and they do not vote on the Plan, because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtors have not placed the following Claims in a Class. The treatment of these unclassified Claims is as provided below.

         3.1 Administrative Claims. Administrative Claims are Claims for the expenses of administering the Debtors' Cases that are allowed under Bankruptcy Code section 507(a)(1). The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The treatment of Administrative Claims is as described below.

         3.1.1 DIP Facility Claims. On the Effective Date, the DIP Facility Claims shall be paid in full out of the proceeds of the Exit Facility or cash on hand.

                  Other Administrative Claims.

                  Payment Generally. Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following Sections, the Distribution Agent shall pay each Allowed Administrative Claim in full, in Cash, on the later of (i) the Effective Date, (ii) within ten (10) Business Days after the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of post-petition business by the Debtors-in-Possession (including without limitation post-petition trade obligations and routine post-petition payroll obligations) shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

                  Administrative Claims Bar Date.

                           General Administrative Claims Bar Date. All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) post-petition, ordinary course trade obligations and routine post-petition payroll obligations incurred in the ordinary course of the Debtors' post-petition business, for which no bar date shall apply, and (ii) post-petition tax obligations, for which the bar date described in the following Section shall apply) shall be Filed with the Bankruptcy Court and served upon the Reorganized Debtors and the Co-Sponsors no later than sixty (60) days after the Effective Date (the "General Administrative Claims Bar Date"), unless such date is extended by the Bankruptcy Court after notice to the Reorganized Debtors and the Co-Sponsors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not Filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their Estates, or any of their property.

                           Administrative Tax Claims Bar Date. All requests for payment of Administrative Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Tax Administrative Claims") and for which no bar date has otherwise previously been established, must be filed and served on the Reorganized Debtors and the Co-Sponsors on or before the later of
         (i) sixty (60) days following the Effective Date; and (ii) 180 days following the filing of the tax return for such Taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such Taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property.

         3.2 Priority Tax Claims. Priority Tax Claims are Claims for certain unsecured income, employment and other taxes described by Bankruptcy Code
Section 507(a)(8). At the election of the Debtors, the Holder of each Allowed Priority Tax Claim shall be entitled to receive, on account of such Claim, (i) equal cash payments on the last Business Day of each three-month period following the Effective Date, during a period not to exceed six years after the assessment of the Tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any unpaid balance from the Effective Date, calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (i) hereof, or (iii) payment of the full Allowed Priority Tax Claim in Cash.

                                      V.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         4.1 General Overview. As required by the Bankruptcy Code, the Plan places Claims and Interests into various Classes according to their right to priority and other relative rights. The Plan specifies whether each Class of Claims or Interests is impaired or unimpaired, and the Plan sets forth the treatment each Class will receive. The table below lists the Classes of Claims established under the Plan and states whether each particular Class is impaired or left unimpaired by the Plan. A Class is "unimpaired" if the Plan leaves unaltered the legal, equitable and contractual rights to which the Holders of Claims or Interests in the Class are entitled, with certain exceptions specified in the Bankruptcy Code.


=================== ============================================================================== ===================

Class                                                 Claimants                                    Impaired or
                                                                                                   Unimpaired
Class 1.1           Senior Secured Claims of the Bank Lenders (Including DDJCM Post-Petition       Impaired
                    Senior Secured Claims)
Class 1.2           Senior Secured Claims of the DDJCM Entities Other Than DDJCM Post-Petition     Impaired
                    Senior Secured Claims
Class 1.3           Senior Secured Claims of the LL Entities                                       Impaired
Class 2.1           BA Capital as the holder of an Allowed Secured Capital Lease Claim             Impaired
Class 2.2           Professional Leasing Services  as the holder Allowed Secured Capital Lease     Impaired
                    Claim
Class 2.3           Mid Am Credit Corp as the holder of an Allowed Secured Capital Lease Claim     Impaired
Class 2.4           Mid Am Credit Corp as the holder of an Allowed Secured Capital Lease Claim     Impaired
Class 2.5           Mid Am Credit Corp as the holder of an Allowed Secured Capital Lease Claim     Impaired
Class 2.6           HPSC as the holder of an Allowed Secured Capital Lease Claim                   Impaired
Class 2.7           CURRA Acceptance Corp as the holder of an Allowed Secured Capital Lease        Impaired
                    Claim
Class 2.8           CURRA Acceptance Corp as the holder of an Allowed Secured Capital Lease Claim  Impaired
Class 2.9           CURRA Accept Corp as the holder of an Allowed Secured Capital Lease Claim      Impaired
Class 2.10          LINC Capital, Inc., as the holder of an Allowed Secured Capital Lease Claim    Impaired
Class 2.11          LINC Capital, Inc. as of the holder of an Allowed Secured Capital Lease Claim  Impaired
Class 2.12          DVI Capital as the holder of an Allowed Secured Capital Lease Claim            Impaired
Class 2.13          DVI Capital as the holder of an Allowed Secured Capital Lease Claim            Impaired
Class 2.14          DVI Capital as the holder of an Allowed Secured Capital Lease Claim            Impaired
Class 2.15          DVI Capital as the holder of an Allowed Secured Capital Lease Claim            Impaired
Class 2.16          DVI Capital as the holder of an Allowed Secured Capital Lease Claim            Impaired
Class 2.17          DVI Capital as the holder of an Allowed Secured Capital Lease Claim            Impaired
Class 2.18          Other Allowed Secured Claims not classified in Class 1 or Classes 2.1-2.17     Impaired
Class 3             Allowed Priority Claims that fall within Bankruptcy Code Sections 507(a)(3),   Unimpaired
                    (4), (5), (6), and (7)
Class 4.1           Allowed Unsecured Claims not classified in Class 5 or Class 6 Other than the   Impaired
                    Allowed Unsecured Claim of Amerident
Class 4.2           The Allowed Unsecured Claim of Amerident                                       Impaired
Class 5             Senior Subordinated Note Claims                                                Impaired
Class 6             Convertible Subordinated Note Claims                                           Impaired
Class 7             Existing Preferred Stock Interests                                             Impaired
Class 8             Existing InterDent Common Stock Interests                                      Impaired
Class 9             Interests of InterDent as holder of all of the common stock of ISC             Impaired


                                  VI.

              PROVISIONS FOR THE TREATMENT OF CLAIMS AND INTERESTS

         5.1 Class 1. Class 1 is comprised of Allowed Secured Claims under the Senior Secured Credit Agreements. The Claims held by the Class 1 Creditors are secured by a first priority lien against substantially all assets of the Debtors. None of the Class 1 Creditors qualify as "insiders" of the Debtors as that term is defined in 11 U.S.C. ss. 101. The Holders of Claims in Class 1 have consented to the different treatment of such Claims specified below and, accordingly, such different treatment is permitted under section 1123(a)(4) of the Bankruptcy Code. That treatment is as follows:

         5.1.1 Class 1.1 -- Bank Lenders (Including DDJCM Post-Petition Senior Secured Claims). The Allowed Secured Claim of each Bank Lender (including, without limitation, the DDJCM Post-Petition Senior Secured Claims) shall be paid in full over a period of three (3) years from the Effective Date subject to, and in accordance with, the terms of the New Credit Agreement, which shall include, among other things, terms substantially similar to those set forth in Sections 6.1.1.B through 6.1.1.L hereof.

                  Allowed Amounts of Bank Lender Claims. The Allowed Secured Claims of the Bank Lenders shall be equal to the sum of: (i) the principal balance on their Senior Secured Claims and any and all accrued but unpaid interest thereon, including, without limitation, any and all PIK Interest thereon, as of the Petition Date, less a $200,000 principal amortization payment which is payable as soon as practicable following the entry of an adequate protection order of the Bankruptcy Court in connection with the approval of the DIP Facility (but only if, and to the extent, such amount is paid); (ii) any and all accrued PIK Fees as of the Petition Date; (iii) any and all accrued but unpaid interest on the PIK Amounts as of the Petition Date, including, without limitation, any and all PIK Interest thereon; (iv) any and all accrued and unpaid interest from the Petition Date through the Effective Date; and (v) subject to section 506(b) of the Bankruptcy Code, all accrued and unpaid fees, costs and charges provided for under the Senior Secured Credit Agreements (other than post-Petition Date PIK Fees) through the Effective Date. For purposes of determining the Bank Lenders' Allowed Claim (in this Section 6.1.1.A.), while post-petition interest will have accrued at the non-default contract rate under the applicable Senior Secured Credit Agreement (x) each of the Bank Lenders will be deemed to have waived its post-petition interest in excess of the prime rate of interest as published in The Wall Street Journal plus two and one half percent (2.5%) for the first one hundred and eight
         (180) days of the Cases if, and when, this Plan is confirmed and the Effective Date occurs, and (y) all Cash payments of post-petition interest will be credited against the foregoing unwaived amount.

                  Interest Rate. From and after the Effective Date, the Restructured Senior Secured Claims (exclusive of post-Effective Date interest, fees and charges that are not past due) shall bear interest at two and one-half percentage points (2.5%) over the prime rate of interest announced from time to time by the agent bank under the New Credit Agreement, as such may be reported by The Wall Street Journal, or, at the option of the Reorganized Debtors, four percentage points (4%) in excess of the sixth-month LIBOR rate announced from time to time by the agent bank under the New Credit Agreement, as such may be reported by The Wall Street Journal.

                  Application of Proceeds of Exercise of New Class E Warrants and New Class F Warrants. If, and to the extent that, any Holder of Convertible Subordinated Notes in Class 6 exercises its right(s) under its Pro Rata share of the New Class E Warrants or the New Class F Warrants to acquire shares of New Class C Common Stock (as provided for in Section 6.6 of the Plan), the Reorganized Debtors shall pay the cash proceeds from any such exercise to the Holders of the Restructured Senior Secured Claims in an amount not to exceed the unpaid balance of the Restructured Senior Secured Claims, if any, at the time of such exercise. Any payments described in the preceding sentence shall be applied against the principal amount of the Restructured Senior Secured Claims in inverse order of maturity. All proceeds received by the Debtors upon the exercise of the New Class E Warrants and New Class F Warrants which are payable to the Holders of the Restructured Senior Secured Claims shall be remitted to such Holders as soon as is practicable upon receipt by the Debtors of the proceeds of the exercise of the New Class E Warrants and New Class F Warrants, but in no event more than three (3) Business Days thereafter.

                  Debt Service. From and after the Effective Date, the Holders of the Restructured Senior Secured Claims shall receive monthly payments equal to the interest accruing on the unpaid balance of the Restructured Senior Secured Claims. In addition to the payments set forth in Sections 6.1.1.C., 6.1.1.E. and 6.1.1.F. of the Plan, the Holders of the Restructured Senior Secured Claims shall receive a Pro Rata share of the following principal payments:


Payment Date                                                     Payment Amount
December 31, 2003                                                    $200,000
April 1, 2004                                                      $1,250,000
July 1, 2004                                                       $1,250,000
October 1, 2004                                                    $1,250,000
December 31, 2004                                                  $1,250,000
April 1, 2005                                                      $1,500,000
July 1, 2005                                                       $1,500,000
October 1, 2005                                                    $1,500,000
December 31, 2005                                                  $1,500,000
April 1, 2006                                                      $2,000,000
July 1, 2006 (if prior to the date that is three years from        $2,000,000
the Effective Date)

October 1, 2006 (if prior to the date that is three years from     $2,000,000
Effective Date)

Three years from the Effective Date                          Unpaid Balance Owed

         A. Reallocation of Plan Sponsor Adequate Protection Payments to Debt Service. Within five (5) Business Days after the Effective Date, the Holders of the Restructured Senior Secured Claims shall receive payments in a total amount equal to the aggregate amount of the Plan Sponsor Adequate Protection Payments. Such payments shall be made: (i) by the DDJCM Entities, in an amount equal to the Plan Sponsor Adequate Protection Payments actually received by the DDJCM Entities on account of the DDJCM Initial Allowed Secured Claims; (ii) by the LL Entities, in an amount equal to the Plan Sponsor Adequate Protection Payments actually received by the LL Entities; and (iii) by the Reorganized Debtors, in an amount equal to the total aggregate amount of the Plan Sponsor Adequate Protection Payments minus the aggregate amount of payments to be made by the DDJCM Entities and the LL Entities under the immediately preceding subsections
(i) and (ii), respectively, of this Section 6.1.1.E. Such payments shall be applied against the principal amount of the Restructured Senior Secured Claims in the inverse order of maturity.

         B. Application of Excess Cash to Principal Amortization of Restructured Senior Secured Claims. Excess Cash for each year shall be measured as of December 31 of that year, commencing with the year in which the Effective Date occurs, until the maturity date provided in Section 6.1.1.I below; provided that for 2003, the period measured shall be from the effective date of the New Credit Agreement to December 31, 2003. The Reorganized Debtors shall provide reports of Excess Cash to the Holders of the Restructured Senior Secured Claims pursuant to audited financial statements and the reporting package delivered on or before April 30 of the year following the year for which Excess Cash is calculated. On each Excess Cash Payment Date following December 31 of a year for which Excess Cash is determined, the Reorganized Debtors shall pay to the Holders of the Restructured Senior Secured Claims an amount equal to the lesser of: (x) the Excess Cash Due for any prior year; and (y) the amount by which Company Liquidity exceeds Minimum Company Liquidity (determined as of the immediately preceding quarter end). Any Excess Cash Due not paid on such date shall be deferred to the next Excess Cash Payment Date. Notwithstanding anything to the contrary contained in this Plan, the principal payments to the Holders of the Restructured Senior Secured Claims under Sections 6.1.1.C. (proceeds from the exercise of Class 6 Warrants) and Section 6.1.1.E. (the Plan Sponsor Adequate Protection Payments) shall not be subtracted from EBITDA for purposes of calculating "Excess Cash."

         C. Discount of PIK Amounts for Early Payment of Restructured Senior Secured Claims. If the Restructured Senior Secured Claims are paid in full on or before any payoff date specified below, the accrued PIK Amounts that are included in the Restructured Senior Secured Claims shall be discounted and waived by the percentage of such PIK Amounts listed below, and the amount necessary to pay off the Restructured Senior Secured Claims in full at that payoff date shall be determined by deducting the discounted and waived PIK Amounts set forth below from the aggregate amount of the unpaid Restructured Senior Secured Claims:


Payoff Off Date                                                                                   PIK Amount
                                                                                                   Discount
Prior to the ninth (9th) month anniversary of the Effective Date                                       100%
From the ninth (9th) month anniversary of the Effective Date through the
fifteenth (15th) month anniversary of the Effective Date                                                75%
From the fifteenth (15th) month anniversary of the Effective Date through
the twenty-fourth (24th) month anniversary of the Effective Date                                        50%
From the twenty-fourth (24th) month anniversary of the Effective Date
through the thirtieth (30th) month anniversary of the Effective Date                                    25%
After the thirtieth (30th) month anniversary of the Effective Date                                       0%

         D. Capital Expenditures Covenant. Until the Restructured Senior Secured Claims are paid in full, the Reorganized Debtors shall be prohibited from making capital expenditures in excess of the following amounts in the following years:
(a) $7,100,000 during 2003; (b) $9,000,000 during 2004; (c) $8,000,000 during
2005; and (d) $8,400,000 during 2006.

         E. Maturity Date. The Restructured Senior Secured Claims shall be paid in full, subject to the PIK Amount discounts (if applicable) on or before the third anniversary date of the Effective Date.

         F. Covenants. In addition to the Capital Expenditure Covenant (set forth in Section 6.1.1.H.), the covenants specified in Exhibit "A" hereto shall be included in the New Credit Agreement. Covenants shall be set off of the Debtors' Business Plan delivered to the Bank Lenders and other Class 1 Claim holders by October 31, 2003, and reporting for all covenants shall be pursuant to quarter-end statements delivered on the forty-fifth (45th) day following the quarter end. All of the financial covenants shall apply as of and after January 1, 2004 (with the testing period to begin March 31, 2004), and shall be set at 85% of the Debtors' Business Plan other than maximum capital expenditures which shall be set at 100% of the Debtors' Business Plan. Notwithstanding the foregoing, the EBITDA financial covenants shall also apply as of and after the Effective Date through the portion of the year 2003 which remains after the Effective Date with such EBITDA financial covenants to be fixed at 75% of Business Plan (with a testing period at December 31, 2003).

         G. Lien Rights. The Restructured Senior Secured Claims shall continue to be secured by the validly perfected, first-priority liens upon, and security interests in, the assets of the Reorganized Debtors which were granted (including any liens and security interests purportedly granted and subsequently validated by any order entered by the Bankruptcy Court) by the Debtors to secure any of the Claims held by the Class 1 Creditors, which shall rank pari passu with the first-priority liens and security interests granted to secure the obligations of the Reorganized Debtors under the Exit Facility.

         H. Prepayment Right. The Reorganized Debtors shall have the right to prepay the Restructured Senior Secured Claims at any time, without penalty.

         I. Senior Secured Credit Agreements. The Senior Secured Credit Agreements shall be amended and restated as of the Effective Date by and through the New Credit Agreement subject to, and in accordance with, the terms thereof.

         J. Continued Effectiveness of Subordination Agreements. Except for any contractual subordination rights that may otherwise exist with respect to Claims of, or the distributions to be made to, Holders of Senior Subordinated Notes and (if and only if Class 6 accepts the Plan) Holders of Convertible Subordinated Notes under the Plan (which subordination rights are eliminated by this Plan), nothing in this Plan is intended to affect the enforceability of any subordination agreement entered into prior to the Effective Date by any Creditor or group of Creditors in favor of any other Creditor of any Debtor in respect of any obligations owing by any Debtor. Without in any manner limiting the generality of the foregoing, pursuant to section 510 of the Bankruptcy Code, the subordination of certain obligations of the Debtors to sellers of dental practices or others (including, without limitation the Assumed Seller and Earnout Obligations) to the Bank Lenders under the New Credit Agreement, as well as to the lenders under the Exit Facility shall be unaffected by this Plan.

         5.1.2 Class 1.2 -- Senior Secured Claims of DDJCM Entities Other Than DDJCM Post-Petition Senior Secured Claims. The DDJCM Entities shall receive, subject to the New Shareholders' Agreement and the Amended and Restated InterDent Certificate of Incorporation, one or the other or both of which will contain certain registration rights, shares of New Class A Preferred Stock with a liquidation preference equal to the sum of: (a) the principal amount of the Senior Secured Claims held by the DDJCM Entities as of the Petition Date (which excludes the DDJCM Post-Petition Senior Secured Claims) and any accrued and unpaid interest thereon as of the Petition Date; (b) all accrued and unpaid interest on the Senior Secured Claims held by the DDJCM Entities as of the Petition Date, from the Petition Date through the Effective Date, at the non-default contract rate (including all amounts reallocated from the DDJCM Entities pursuant to Section 6.1.1E. of the Plan); (c) all accrued and unpaid PIK Amounts on or included in the Senior Secured Claims held by the DDJCM Entities as of the Petition Date; and (d) accumulated and unpaid dividends on the New Class A Preferred Stock issued to the DDJCM Entities. The New Class A Preferred Stock issued to the DDJCM Entities will be convertible into shares of New Class A Common Stock representing sixty percent (60%) of the New Common Stock minus, if and only if Class 4.1 rejects the Plan and receives New Class C Common Stock, that number of shares of New Class A Common Stock (if any) which equals the Class 1.3 Anti-Dilution Adjuster; such New Class A Common Stock shall be subject to certain transfer restrictions and to dilution only by New Class C Common Stock issuable upon exercise of the New Warrants and Management Stock Purchase Rights or Options granted to management.

         5.1.3 Class 1.3 -- Senior Secured Debt Claim of the LL Entities. The LL Entities will receive the following, subject to the New Shareholders' Agreement and the Amended and Restated InterDent Certificate of Incorporation, one or both of which will contain certain registration rights and provide blocking rights for the LL Entities with respect to any sale of Reorganized InterDent for six months after the Effective Date, with no sale blocking rights whatsoever thereafter:

                  New Class B Preferred Stock. Shares of New Class B Preferred Stock with a liquidation preference equal to the sum of: (i) the principal amount of the Senior Secured Claims held by the LL Entities and any accrued and unpaid interest thereon as of the Petition Date;
         (ii) all accrued and unpaid interest on the Senior Secured Claims held by the LL Entities from the Petition Date through the Effective Date at the non-default contract rate (including all amounts reallocated from the LL Entities pursuant to Section 6.1.1E. of the Plan); (iii) all accrued and unpaid PIK Amounts on or included in the Senior Secured Claims held by the LL Entities as of the Petition Date; and (iv) accumulated and unpaid dividends on the New Class B Preferred Stock issued to the LL Entities. The New Class B Preferred Stock issued to the LL Entities shall be convertible into shares of New Class B Common Stock representing thirteen and eight tenths percent (13.8%) of the New Common Stock plus, if and only if Class 4.1 rejects the Plan and receives New Class C Common Stock, that number of shares of New Class B Common Stock (if any) which equals the Class 1.3 Anti-Dilution Adjuster; such New Class B Common Stock shall be subject to certain transfer restrictions and to dilution only by New Class C Common Stock issuable upon exercise of the New Warrants and Management Stock Purchase Rights or Options granted to management.

                  New Class D Warrants.  All of the New Class D Warrants.

         5.2 Class 2.1 through Class 2.18. Each Holder of an Allowed Secured Capital Lease Claim and of any Allowed Secured Claims not otherwise classified ("Other Allowed Secured Claim") shall be treated as follows under the terms of the Plan at the election of the Debtors:

         A. Option 1. The Allowed Secured Claim shall be paid in full through forty eight (48) equal monthly installments of principal equal to the claimant's Allowed Secured Capital Lease Claim or Other Allowed Secured Claim, plus interest, calculated at the rate of two and one half percentage points (2.5%) over the prime rate of interest as published in the Wall Street Journal on the Effective Date, in full satisfaction of such Claim, but may be prepaid at any time without penalty or other charge. The claimant's Allowed Secured Capital Lease Claim or Other Allowed Secured Claim shall continue to be secured by the claimant's existing Lien on its collateral. Upon full satisfaction of the claimant's Allowed Secured Capital Lease Claim or Other Allowed Secured Claim, the claimant's Lien on the associated collateral shall be released and the applicable Debtor shall retain title to such collateral free and clear of all Liens, claims and encumbrances. The claimant's Allowed Deficiency Claim shall be treated as an Allowed Class 4 Claim.

         B. Option 2. The claimant's collateral shall be returned to the claimant on the Effective Date in full satisfaction of such claimant's Allowed Secured Capital Lease Claim or Other Allowed Secured Claim. The claimant's Allowed Deficiency Claim shall be treated as an Allowed Class 4 Claim.

         C. Option 3. The legal, equitable and contractual rights to which the Allowed Secured Capital Lease Claim or Allowed Other Secured Claim entitles the Holder shall be left unaltered.

         D. Option 4. Notwithstanding any contractual provision or applicable law that entitles the Holder of the Allowed Secured Capital Lease Claim or Allowed Other Secured Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (A) any such default shall be cured, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (B) the maturity of such Claim shall be reinstated as such maturity existed before such default; (C) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (D) the legal, equitable or contractual rights to which such Claim entitles the Holder of such Claim shall not otherwise be altered.

         E. Option 5. The Allowed Secured Capital Lease Claim or Other Allowed Secured Claim shall be paid in Cash on the Effective Date.

                  The foregoing treatment shall be in full satisfaction of the Class 2 claimants' Allowed Secured Capital Lease Claims and any Other Allowed Secured Claims.

5.3      Class 3 - Allowed Priority Claims.

         5.3.1 In General. Certain Holders of Priority Claims that are referred to in Bankruptcy Code sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment. The Bankruptcy Code requires that each holder of such a claim receive cash on the effective date of a Chapter 11 plan equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the effective date, equal to the allowed amount of such claims.

         5.3.2 Treatment. Each Holder of an Allowed Priority Claim in Class 3 shall be paid (a) the full amount of such Allowed Priority Claim in Cash on the later of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Priority Claim or (iii) the date such Allowed Priority Claim becomes payable in accordance with the terms governing such Allowed Priority Claim, or (b) upon such other less favorable terms as may be agreed to by such Holder and the Reorganized Debtors.

5.4      Allowed Unsecured Claims Not Classified in Class 5 or Class 6.

         5.4.1 Class 4.1- Allowed Unsecured Claims Not Classified in Class 5 or Class 6 Other Than the Claim of Amerident. Class 4.1 consists of all Allowed Unsecured Claims which are not classified in Class 5 or Class 6 other than the Claim of Amerident.

         A. Distribution If Class 4.1 Accepts the Plan. If and only if Class 4.1 accepts the Plan, each Holder of an Allowed Class 4.1 Claim shall receive, on account of and in full satisfaction of such Holder's Allowed Class 4.1 Claim, Cash in an amount equal to such Holder's Pro Rata share of the Class 4.1 Distribution Amount. In addition, if and only if Class 4.1 accepts the Plan, the Debtors will release each Holder of an Allowed Class 4.1 Claim from any and all claims under 11 U.S.C. ss.547, effective as of the Effective Date.

         B. Distribution if Class 4.1 Rejects the Plan. If and only if Class 4.1 rejects the Plan, each Holder of an Allowed Class 4.1 Claim shall receive shares of New Class C Common Stock, which are subject to certain transfer restrictions contained in the New Shareholders' Agreement and the Amended and Restated InterDent Certificate of Incorporation, in an amount equal to that number of shares of New Class C Common Stock which is the product of multiplying the Initial New Common Stock Issuance by a fraction, the numerator of which is such Holder's Allowed Class 4.1 Claim, and the denominator of which is the sum of:
(x) the aggregate amount of all Allowed Class 4.1 Claims, plus (y) the aggregate amount of the Allowed Class 5 Claims.

         The foregoing treatment shall be in full satisfaction of the Class 4.1 claimants' Allowed Class 4.1 Claims. Distributions to Class 4.1 claimants shall be made on the later of the following dates: (i) thirty (30) days after the Effective Date, and (ii) with respect to Disputed Class 4.1 Claims, the Distribution Date provided by Section 10.2 hereof.

         5.4.2 Class 4.2- Allowed Unsecured Claims of Amerident. Class 4.2 consists of all Allowed Unsecured Claims of Amerident. The Holder of the Class
4.2 Claims shall receive Cash in the amount of $500,000 within five (5) Business Days following the Effective Date on account of and in full satisfaction of such Holder's Class 4.2 Claim.

         5.5 Class 5 - Senior Subordinated Note Claims. Class 5 consists of the Allowed Claims under the Senior Subordinated Notes and the Senior Subordinated Note Agreement. If and only if Class 4.1 rejects the Plan, the Holder of the Allowed Class 5 Claims shall receive the number of shares of New Class C Common Stock which remains after deducting the number of shares of New Class C Common Stock issued to the Holders of Allowed Class 4.1 Claims from the Initial New Common Stock under Section 6.4.1.B. If and only if Class 4.1 accepts the Plan, the Holder of the Allowed Class 5 Claim shall receive 100% of the Initial New Common Stock Issuance.

         5.6 Class 6 - Convertible Subordinated Note Claims. Class 6 consists of Allowed Claims under the Convertible Subordinated Notes and the Convertible Subordinated Notes Agreement. If Class 6 accepts the Plan: (a) each Holder of an Allowed Class 6 Claim (or such person or entity as may be designated in writing by such Holder) shall receive such Holder's Pro Rata share of $250,000, provided that such distribution shall not precede the payment due to be paid no later than thirty (30) days after the Effective Date to Holders of Allowed Class 4.1 Claims if Class 4.1 accepts the Plan; and (b) Holders of Allowed Class 6 Claims shall receive, on a Pro Rata basis among them, all of the New Class E Warrants and New Class F Warrants. The foregoing treatment shall be in full satisfaction of all Allowed Class 6 claims and any Claim under section 503(b)(3) or (4) of the Bankruptcy Code of any Holder of a Class 6 Claim and any Professional employed by such Holder and shall preclude the assertion of any such Administrative Claim by any Holder of a Class 6 Claim and any Professional employed by such Holder. If Class 6 does not accept the Plan, Allowed Class 6 Claims shall be extinguished under the Plan, and the Holders of Class 6 Claims shall not receive or retain any property on account of such Claims.

         5.7 Class 7 - Existing Preferred Stock. Class 7 consists of the Allowed Interests of all holders of the Existing Preferred Stock, or any other preferred stock issued by InterDent. The Interests of the Class 7 Interest Holders shall be extinguished under the Plan, and the Holders of Class 7 Interests shall not receive or retain any property on account of such Interests.

         5.8 Class 8 - Existing InterDent Common Stock. Class 8 consists of the Allowed Interests of all Holders of Existing InterDent Common Stock. The Interests of the Class 8 Interest Holders shall be extinguished under the Plan, and the Holders of Class 8 Interests shall not receive or retain any property on account of such Interests.

         5.9 Class 9 - ISC Common Stock. Class 9 is comprised of the Interests of InterDent as the holder of all of the common stock of ISC. Although the Holders of Class 9 Interests shall not receive or retain any property on account of such Interests, Reorganized InterDent shall retain all of the common stock of ISC under the Plan, in part, in consideration for the consent of the DDJCM Entities and the LL Entities to the termination under the Plan of the Claims and Liens which they hold against ISC under the Senior Secured Credit Agreements, in their capacities as the Holders of Senior Secured Claims. (DDJCM and the LL Entities also shall receive additional consideration under the Plan for their Liens, Claims, the DIP Facility, the Exit Facility and their participation in the formulation of the Plan, as more fully set forth in various Sections of this Plan, including, inter alia, Sections 4.1.1, 6.1.2, 6.1.3, 6.5 and 8.12, 9.2.2 and Article XIII. of the Plan.)

                                       VII.

                       ACCEPTANCE OR REJECTION OF THE PLAN

         5.10 Introduction. PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OR THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtors and Co-Sponsors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

         Many requirements must be met before the Bankruptcy Court can confirm a Plan. Some of the requirements include that the Plan must be proposed in good faith, acceptance of the Plan, whether the Plan pays Creditors at least as much as Creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. The requirements described herein are not the only requirements for confirmation.

         5.11 Who May Object to Confirmation of the Plan. Any party in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.

         5.12 Who May Vote to Accept/Reject the Plan. A creditor or interest holder has a right to vote for or against the Plan if that creditor or interest holder has a claim which is both (1) allowed or allowed for voting purposes and
(2) classified in an impaired class.

         5.12.1 What Is an Allowed Claim/Interest. As noted above, a Creditor or Interest Holder must first have an Allowed Claim or Allowed Interest to vote. These terms are defined in Sections 2.1.6 and 2.1.7 of this Plan.

         5.12.2 What Is an Impaired Class. A class is impaired if the plan alters the legal, equitable, or contractual rights of the claims or interests in that class, other than the right to accelerate the claim upon certain kinds of defaults. In this case, the Debtors believe that all Classes are impaired except Class 3.

         5.12.3 Who is Not Entitled to Vote. The following four types of claims are not entitled to vote: (1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under a Chapter 11 plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the plan. Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(7) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any property under the plan do not vote because such classes are deemed to have rejected the plan. In this case, the Debtors believe that all Classes are entitled to vote except Class 3, Class 7, and Class 8. Class 7 and Class 8 are not receiving or retaining any property under the Plan; accordingly they are deemed to have voted to reject the Plan. Class 3 is unimpaired under the Plan and consequently is not entitled to vote, because it is conclusively deemed to have accepted the Plan.

         EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

         5.12.4 Who Can Vote in More Than One Class. A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject a plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim. Also, a creditor may otherwise hold claims in more than one class (such as a Holder of Senior Secured Claims and Subordinated Note Claims), and may vote the claims held in each class.

         5.12.5 Votes Necessary for a Class to Accept the Plan. A class of claims is deemed to have accepted a Chapter 11 plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims that actually voted, vote to accept the plan. A class of interests is deemed to have accepted the plan when holders of at least two-thirds (2/3) in amount of the interest-holders of such class which actually vote, vote to accept the Plan.

         5.12.6 Treatment of Nonaccepting Classes. As noted above, even if there are impaired classes that do not accept a proposed Chapter 11 plan, a bankruptcy court may nonetheless confirm the plan if the nonaccepting classes are treated in the manner required by the Bankruptcy Code and at least one impaired class of claims accepts the plan. The process by which a plan may be confirmed and become binding on non-accepting classes is commonly referred to as "cramdown." The Bankruptcy Code allows the plan to be "crammed down" on nonaccepting classes of claims or interests if it meets all statutory requirements except the voting requirements of 1129(a)(8) and if the plan does not "discriminate unfairly" and is "fair and equitable" with respect to each impaired class that has not voted to accept the plan, as set forth in 11 U.S.C. ss. 1129(b) and applicable case law.

         5.12.7 Request for Confirmation Despite Nonacceptance by Impaired Class(es). The parties proposing this Plan will ask the Bankruptcy Court to confirm this Plan by cramdown on any impaired Class if such Class does not vote to accept the Plan.

                                      VIII.

                         MEANS FOR IMPLEMENTING THE PLAN

         5.13 Introduction. This section is intended to explain the means through which the Debtors intend to effectuate the recapitalization and reorganization provided for under the Plan, and it addresses how the Debtors intend to fund the obligations to creditors undertaken in the Plan. It provides information regarding prospective corporate governance, funding sources for Plan obligations, the new equity interests being issued pursuant to the Plan, and other material issues bearing upon the performance of the Plan.

         5.14 The Reorganized Debtors. Each of the Debtors shall, as Reorganized Debtor, continue to exist after the Effective Date of a Plan as a separate legal entity, with all of the powers of a corporation under the laws of their respective states of incorporation, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law. Each Reorganized Debtor shall continue to have all corporate powers and rights accorded to the same under the laws of the jurisdiction of its incorporation, the Amended and Restated Articles or Certificate of Incorporation, and its Amended and Restated By-Laws.

         5.15 Issuance of New InterDent Securities And Options Under Management Incentive Plan. On the Effective Date, Reorganized InterDent shall be deemed to have authorized the issuance of the New Common Stock, the New Preferred Stock, the New Warrants and the Management Stock Purchase Rights or Options granted to management, each in accordance with the Plan, consistent with the Amended and Restated InterDent Certificate of Incorporation and the other Plan Documents. All shares of New Common Stock and New Preferred Stock issued pursuant to the Plan, and all New Class C Common Stock issued upon the exercise of the New Warrants and the Management Stock Purchase Rights or Options granted to management will be, upon such issuance, validly issued, and non-assessable and upon payment of any applicable warrant or option exercise price, fully paid.

         5.16 Amended and Restated Articles or Certificate of Incorporation or Charter and Bylaws. As of the Effective Date, the Articles of Incorporation of Reorganized ISC shall be the Amended and Restated ISC Articles of Incorporation, and the Certificate of Reorganization of Reorganized InterDent shall be the Amended and Restated InterDent Certificate of Incorporation, substantially in the forms attached to the Plan Documentary Supplement as of Exhibits. The Amended and Restated Articles or Certificate of Incorporation of each Reorganized Debtor will, among other provisions, prohibit the issuance of non voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, the bylaws of each of the Reorganized Debtors shall be the Amended and Restated Bylaws substantially in the form attached to the Plan Documentary Supplement as Exhibits . The Amended and Restated Articles or Certificate of Incorporation and Amended and Restated Bylaws of each Reorganized Debtor shall be deemed effective as of the Effective Date by virtue of the Confirmation Order, without the need for any corporate, director or stockholder action.

         5.17 Management/Board of Directors.

         5.17.1 Appointment of New Directors on the Effective Date. On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors' newly constituted Boards of Directors (the "New Boards"), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors. As of the Effective Date, the New Boards shall consist of five (5) members, three (3) individuals to be appointed by DDJCM and two (2) individuals to be appointed by an LL Entity, each of whom will be identified in the Plan Documentary Supplement.

         5.17.2 Election of Future Directors. With respect to future elections of directors to the Board of Directors of Reorganized InterDent, the holders of the New Class A Preferred Stock and the holders of the New Class A Common Stock, voting together as a class, shall be entitled to nominate three members of the Board of Directors to stand for election and the holders of the New Class B Preferred Stock and the holders of the New Class B Common Stock, voting together as a class, shall be entitled to nominate two members of the Board of Directors to stand for election. No other nominees shall be accepted. Holders of New Preferred Stock and New Common Stock shall vote together as one class with respect to the election of directors for the Board of Directors of Reorganized InterDent; provided, that holders of New Preferred Stock, New Class A Common Stock and New Class B Common Stock shall be entitled to the additional per share voting rights set forth in this Plan and the Amended and Restated InterDent Certificate of Incorporation. Election of directors to the Board of Directors of Reorganized ISC shall be by majority vote of the entire Board of Directors of Reorganized InterDent. A director may only be removed from office by the persons or holders of the class(s) of shares that nominated such director, and any vacancy, however created, in the Board of Directors may only be filled by the persons or holders of the class(s) of shares that nominated the previous incumbent of such vacancy.

         5.17.3 Initial Senior Officers. The initial senior officers of each of the Reorganized Debtors as of the Effective Date shall include Wayne Posey, Chief Executive Officer, and Ivar Chhina, Chief Operating Officer, pursuant to new management contracts the terms of which have been agreed upon by the Co-Sponsors and these officers.

         5.18 Corporate Actions. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, officers or directors of the Debtors or the Reorganized Debtors, including, without limitation, the following: (a) the adoption and the filing with the Secretaries of State of the States of Delaware and Washington or other applicable State of incorporation of the Amended and Restated Articles or Certificate of Incorporation; (b) the adoption of the Amended and Restated By Laws; (c) the issuance by Reorganized InterDent of the New Common Stock, the New Preferred Stock and the New Warrants; (d) the cancellation of the Existing InterDent Common Stock and the Existing Preferred Stock; (e) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing;
(f) the removal of all members of the respective Boards of Directors of the Debtors and the election of all members of the Boards of Directors of the Reorganized Debtors designated pursuant to the Plan; and (g) the execution, delivery and filing of any form required to cause the de-registration of the Existing InterDent Common Stock. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or by Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders, officers or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtors.

         5.19 Revesting in, and Transfers to, Debtors of Assets. Except as otherwise specifically provided in the Plan, on the Effective Date, all property and rights of the Estates of the Debtors shall revest in, or be transferred to, each of the Debtors whose Estates owned or held such property or right immediately prior to the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of Creditors and equity security holders. Such property and rights to be revested in, or transferred to, the Debtors include property and rights of every kind and nature, including, without limitation, all of the claims (including derivative claims) that are asserted in the Amerident Litigation, all other alter ego or derivative claims existing as of the Effective Date, and all other claims accruing to the Debtors or their Estates under sections 502(d), 541, 544, 545, 547, 548, 549, 550, or 551 of the
Bankruptcy Code. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without the supervision of, or any authorization from, the Bankruptcy Court or the United States Trustee, and free of any restriction of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions specifically provided for in the Plan or the Confirmation Order. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of Creditors and Holders of Interests, except as otherwise expressly provided herein.

         5.20 Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for in the Plan, (a) all existing Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, including, without limitation, the Existing InterDent Common Stock, the Existing Preferred Stock, the Senior Secured Credit Agreements, the Senior Subordinated Note Agreements, the Senior Subordinated Notes, the Convertible Subordinated Notes Agreement, and the Convertible Subordinated Notes, will be cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing existing Interests and any note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, including, without limitation, the Existing InterDent Common Stock, the Existing Preferred Stock, the Senior Secured Credit Agreements, the Senior Subordinated Note Agreements, the Senior Subordinated Notes, the Convertible Subordinated Notes Agreement, and the Convertible Subordinated Notes, will be released and discharged. Notwithstanding anything in this Section 8.8 to the contrary, any subordination provisions contained in any note, bond, indenture, agreement, instrument or other document that is subject to cancellation under this Section
8.8 shall remain in full force and effect to the extent (and only to the extent) provided in Section 6.1.1.N, as if the subject note, bond, indenture, agreement, instrument or document had not been cancelled under this Section 8.8.

         5.21 Issuance of New Preferred Stock. On the Effective Date, the New Class A Preferred Stock shall be issued to the DDJCM Entities, and the New Class B Preferred Stock shall be issued to an LL Entity, as required by Sections 6.1.2 and 6.1.3 of the Plan. 5.22 Issuance of New Common Stock/Transfer Restriction/Forced Sale. On the Effective Date, or as soon thereafter as practicable, New Class C Common Stock comprising the Initial New Common Stock Issuance will be issued to the Holders of Allowed Class 5 Claims and, if Class
4.1 rejects the Plan, to the Holders of Allowed Class 4.1 Claims in accordance with the provisions of Sections 6.4.1.B and 6.5 of this Plan, subject to an appropriate reserve for Disputed Claims in Class 4. The holders of New Class C Common Stock, the New Warrants, and any other warrants, options or other securities exercisable or convertible into shares of New Class C Common Stock (collectively, "New Class C Equity Securities"), shall be automatically bound, without the need of any further action by such holders, the Reorganized Debtors or any other party, by the terms, provisions and conditions of the New Shareholders' Agreement. There shall be no transfers (as defined below) of any New Interdent Securities, other than transfers which are recorded on the books and records of Reorganized Interdent. As more specifically set forth in the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement, subject to certain exceptions, holders of New Class C Equity Securities may not sell, assign, transfer, pledge, lien, hypothecate, encumber or otherwise dispose of in any other manner (collectively, a "Transfer," and any holder of New Class C Equity Securities who proposes to make a Transfer being a "Transferor") all or any part of or any interest in such securities now or hereafter owned or held by a Transferor to any person ("Transferee") unless (i) the Transferee is an Affiliate of the Transferor, the Transferor Transfers all of the New Class C Equity Securities held by the Transferor to the Affiliate, the Affiliate agrees in writing to by bound by the provisions of the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement and prior to such Transfer, the Transferor provides to Reorganized Interdent an unqualified written opinion of a nationally recognized law firm (which shall include any law firm which has represented any Transferor in connection with this Plan) to the effect that the Transfer will not violate the registration provisions of the Securities Act of 1933, as amended (the "Act"); (ii) the Transfer is in the nature of a bona-fide pledge, lien, or encumbrance of or against all of the shares of New Class C Equity Securities owned by such holder in favor of a Transferee if the Transferee is a federally insured banking institution or other national financial institution and such Transferee in writing agrees to be bound by the provisions of the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement; or (iii) the prior-written consent of Reorganized Interdent has been obtained, which consent shall be withheld by Reorganized Interdent only if (a) the proposed Transfer may result, in the sole determination of Reorganized InterDent, in the total number of record holders of New InterDent Securities being in an amount that exceeds the sum of (Y) the number of record holders of New InterDent Securities that would require Reorganized InterDent to register as a public company under the Securities Exchange Act of 1934, as amended, minus (Z) thirty record holders (all as reflected on the books of Reorganized InterDent, and determined at the time of the proposed Transfer, and after giving effect to the proposed Transfer); or (b) the proposed Transfer is not to an Affiliate of the Transferor, and prior to such Transfer, the Transferor does not provide to Reorganized Interdent an unqualified written opinion of a nationally recognized law firm (which shall include any law firm which has represented any Transferor in connection with this Plan) to the effect that the Transfer will not violate the registration provisions of the Act; or (c) the proposed Transfer is to a Transferee who does not agree in writing to be bound by the provisions of the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement; or
(d) the proposed Transfer is not in accordance with the Amended and Restated InterDent Certificate of Incorporation, the Bylaws or the New Shareholders' Agreement (as determined solely by Reorganized InterDent); or (e) the proposed Transferee is a competitor, or an Affiliate of a competitor of, Reorganized InterDent (as determined solely by Reorganized InterDent); or (f) the proposed Transfer will result (as determined solely by Reorganized InterDent) in any shares of New Class C Equity Securities to which one original holder was entitled under the Plan as of the Effective Date (whether directly from the Reorganized InterDent or upon exercise of a warrant or conversion right) being held by more than five (5) holders (as reflected on the books of Reorganized InterDent, at the time of the proposed Transfer, and after giving effect to the proposed Transfer).

         As more specifically set forth in the Amended and Restated InterDent Certificate of Incorporation and the New Shareholders' Agreement, holders of New Class C Common Stock and New Warrants are required to sell their shares in certain circumstances. In the event that the holders of the New Class A Preferred Stock and New Class A Common Stock ("Proposing Shareholders") elect to sell all of their shares to an unrelated, third party on an arms-length basis, then subject to the blocking rights of the holders of a majority of the New Class D Warrants, all holders of New Class C Common Stock (the "Remaining Shareholders") shall be required, if so demanded by the Proposing Shareholders, to sell all of their shares in Reorganized InterDent to such third party at the same price and upon the same terms and conditions as the Proposing Shareholders and, if required by the purchaser, upon the consummation of such sale, any New Warrants that have not been exercised prior to such consummation shall be cancelled; provided that holders of such unexpired New Warrants shall have been afforded the opportunity to exercise such warrants in accordance with the provisions of the Amended and Restated InterDent Certificate of Incorporation, the New Warrants and the New Shareholders' Agreement.

         5.23 Issuance of New Warrants. On the Effective Date, the New Class D Warrants will be issued to an LL Entity in accordance with the provisions of
Section 6.1.3.B of the Plan and, if Class 6 accepts the Plan, each Holder of an Allowed Class 6 Claim shall receive, on a Pro Rata basis among them, New Class E Warrants and New Class F Warrants in accordance with the provisions of Section
6.6 of the Plan.

         5.24 Exit Facility. On the Effective Date, the DIP Facility will be paid down by a post-confirmation revolving credit agreement under which the Reorganized Debtors will be the Borrowers, as follows:

                  Except as otherwise provided in the Plan, the financial terms of the Exit Facility (including covenants) shall be similar to those applicable to the Restructured Senior Secured Claims under the New Credit Agreement.

                  Except as may be permitted under Section 8.12.I (in the event that the Bank Lenders fund the Exit Facility and use a fee as part of their "all in" pricing of 12%), there shall be no fees charged with respect to the Exit Facility other than the termination fee of 2.5% of the commitment amount as provided for in the DIP Facility.

                  The availability under the Exit Facility shall be $7.5 million, and any amounts drawn under the DIP Facility as of the Confirmation Date shall be repaid from, and deemed drawn under, the Exit Facility, with the balance of the $7.5 million available for borrowing under the Exit Facility.

                  The maturity date of the Exit Facility shall be a date later than the maturity date for the repayment of the Restructured Senior Secured Claims under the New Credit Agreement; however, during its term, the Exit Facility shall function as a revolving credit facility, which shall be repaid from time-to-time and re-borrowed as needed by the Reorganized Debtors.

                  The indebtedness under the Exit Facility shall be secured by, and share pari passu in, the collateral which secures the repayment of the Restructured Senior Secured Claims under the New Credit Agreement.

                  Mandatory repayment of the obligations under the Exit Facility and New Credit Agreement shall be required under each in amounts equal to a pro rata share, based on the amount then outstanding under the Exit Facility and the New Credit Agreement, respectively, in an amount equal to the amount by which the sum of the following amounts exceeds $3 million in any calendar year: (i) the net sale proceeds from all asset sales other than sales in the ordinary course of business, (ii) insurance and condemnation proceeds received by the Reorganized Debtors, and (iii) other proceeds of or from collateral not received in the ordinary course of business. Such repayments shall permanently reduce availability under the Exit Facility. With respect to the New Credit Agreement, such repayments shall be applied in the inverse order of maturity such that proceeds are applied against the back end of the loan payments.

                  There shall be no prepayment penalties or other like terms which would hinder the refinancing of the Exit Facility. The interest rate under the Exit Facility shall not exceed 12% per annum. The DIP Lenders shall provide and be the lenders under the Exit Facility; provided, however, that the Bank Lenders shall have the option to fund the Exit Facility (an option exercisable in the Bank Lenders' sole and absolute discretion) with pricing at 12% per annum "all in," and, in the event that the Bank Lenders agree to fund the Exit Facility on terms no more onerous that those of the DIP Facility, the DIP Lenders shall waive the termination fee equal to 2.5% of the commitment under the DIP Facility. By giving written notice to the Debtors and the DIP Lenders, the Bank Lenders shall exercise their option to fund the Exit Facility no less than thirty (30) days prior to the date of the confirmation hearing, provided that the Debtors have delivered to the Bank Lenders the necessary information for the Bank Lenders to make an informed decision in a reasonable amount of time prior to the date of the confirmation hearing.

         5.25 New Shareholders' Agreement. On the Effective Date, Reorganized InterDent and the holders of all of the New InterDent Securities shall execute and deliver, or shall be deemed to be bound by the terms, provisions and conditions of, the New Shareholders' Agreement.

                                       IX.

                                  DISTRIBUTIONS

         6.1 Distribution Agent. Reorganized InterDent shall serve as the Distribution Agent for distributions to be made to holders of Allowed Claims. The Distribution Agent may employ one or more sub agents on such terms and conditions as it may agree in its discretion. The Distribution Agent shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan.

6.2      Distributions.

         6.2.1 Dates of Distributions. Except as provided in Section 9.2.3 hereof, any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date. Any distribution required to be made upon a Disputed Claim becoming an Allowed Claim and no longer being a Disputed Claim shall be deemed timely if made as soon as practicable thereafter. Distributions of Cash (if Class 4.1 accepts the Plan) or New Class C Common Stock (if Class 4.1 rejects the Plan) to the Holders of Allowed Class 4.1 Claims shall be made on Distribution Dates which shall occur at least quarterly, beginning within thirty (30) days after the Effective Date, until the distribution of Cash or New Class C Common Stock to such Holders, as applicable, is completed.

         6.2.2 Limitation on Liability. Neither the Debtors, the Reorganized Debtors, the Co-Sponsors, their respective Affiliates, nor any of their respective employees, members, officers, directors, agents, or professionals or Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan's terms (including but not limited to any delays caused by the resolution of Disputed Claims).

         6.2.3 Distributions to the DDJCM Entities and LL Entities. Notwithstanding any other provision of this Plan, the distributions of New Preferred Stock, New Class D Warrants, New Class A Common Stock and New Class B Common Stock to be made to the DDJCM Entities and the LL Entities pursuant to the Plan shall be delivered on or before the second Business Day after the Effective Date, by the Reorganized Debtors directly to the DDJCM Entities and the LL Entities.

         6.3 Old Instruments and Securities.

         6.3.1 Surrender and Cancellation of Instruments and Securities. As a condition to receiving any distribution pursuant to the Plan, each Person holding any note or other instrument or security (collectively "Instruments or Securities" and individually an "Instrument or Security") evidencing, an existing Claim against or Interest in a Debtor must surrender such Instrument or Security to the Distribution Agent.

         6.3.2 Rights of Persons Holding Old Instruments and Securities. As of the Effective Date, and whether or not surrendered by the holder thereof (a) all Existing Common Stock, Existing Preferred Stock, Senior Subordinated Notes, Convertible Subordinated Notes and all other Instruments and Securities evidencing any Claims or Interests (except for the Common Stock of ISC) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Interests under or evidenced by such Existing Common Stock, Existing Preferred Stock, Senior Subordinated Notes, Convertible Subordinated Notes or other Instruments or Securities (other than Common Stock of ISC) shall be deemed discharged. All options to purchase any stock of InterDent shall be deemed rejected, cancelled and terminated as of the Petition Date. Notwithstanding anything in this Section 9.3.2 to the contrary, any subordination provision contained in any Instrument or Security that is subject to the terms of this
Section 9.3.2 shall remain in full force and effect to the extent (and only to the extent) provided in Section 6.1.1.N, as if this Section 9.3.2 was not applicable to the subject Instrument or Security. 6.3.3 Cancellation of Liens. Except as otherwise provided in the Plan, any Lien securing any Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and Filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors.

         6.4 De Minimis Distributions and Fractional Shares. No Cash payment of less than ten dollars ($ 10) shall be made by the Reorganized Debtors to any Holder of Claims unless a request therefor is made in writing to the Reorganized Debtors. No fractional shares of New Common Stock shall be distributed; any entity that otherwise would be entitled to receive a fractional share distribution under this Plan shall instead receive an amount of shares rounded down to the next whole number. Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. Any Cash, securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class, be treated as "Unclaimed Property" under the Plan.

         6.5 Delivery of Distributions. Except as provided in Section 9.7 with respect to Unclaimed Property, distributions to Holders of Allowed Claims and Allowed Administrative Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such holder as maintained by the official claims agent for the Debtors; (2) with respect to each Holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors or the Reorganized Debtors have received a written notice of a change of address for such Holder, the address set forth in such notice shall be used; or (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the Holder may specify in writing.

         6.6 Undeliverable Distributions. If the distribution of Cash or New InterDent Securities to the Holder of any Allowed Claim or Allowed Administrative Claim is returned to the Reorganized Debtors as undeliverable (any such distribution being hereinafter referred to as "Unclaimed Property"), no further distribution shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. Subject to the remainder of this Section 9.6 and Section 9.7 hereof, Unclaimed Property shall remain in the possession of the Reorganized Debtors pursuant to this Section 9.6, and shall be set aside (in the case of New InterDent Securities) or held in a segregated interest bearing account (as to Cash Unclaimed Property) to be maintained by the Distribution Agent until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Reorganized Debtors or any other Person to attempt to locate such Person.

         6.7 Disposition of Unclaimed Property. If the Person entitled thereto notifies the Reorganized Debtors of such Person's claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. Any Holder of an Allowed Claim or Allowed Administrative Claim that does not assert a claim in writing for Unclaimed Property held by the Reorganized Debtors within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Reorganized Debtors. In such cases any property held for distribution on account of such Claims or Administrative Claims shall be retained by the Reorganized Debtors as follows: pursuant to Bankruptcy Code section 347(b), any undistributed Cash shall be the property of Reorganized InterDent, any undistributed New InterDent Securities shall be the property of Reorganized InterDent (and may be cancelled by Reorganized InterDent), free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit.

                                       X.

                    OBJECTIONS TO CLAIMS AND DISPUTED CLAIMS

         6.8 Objections to Claims. The Reorganized Debtors and the Co-Sponsors shall have the sole and exclusive right to file objections to Claims; provided, however, that if Class 4.1 accepts the Plan, the Committee shall have standing from and after the Confirmation Date to object to Disputed Class 4.1 Claims. Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be Filed with the Bankruptcy Court and served on the Person holding such Claim on or before the applicable Claims Objection Deadline. The Reorganized Debtors shall have the right to petition the Bankruptcy Court, without notice or a hearing, for an extension of the Claims Objection Deadline if a complete review of all Claims cannot be completed by such date.

         6.9 Treatment of Disputed Claims.

         6.9.1 No Distribution Pending Allowance. If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of such Claim unless and until such Claim becomes an Allowed Claim and is no longer a Disputed Claim.

         6.9.2 Distribution After Allowance. On the next Distribution Date following the date on which a Disputed Claim becomes an Allowed Claim and is no longer a Disputed Claim, the Distribution Agent shall distribute to the Person holding such Claim any Cash or New Common Stock that would have been distributable to such Person if on the Effective Date such Claim had been an Allowed Claim and not a Disputed Claim.

         6.9.3 Reserves for Disputed Claims and Cost of Resolving Disputed Class
4.1 Claims. The Distribution Agent shall establish reasonable reserves for Disputed Class 4.1 Claims and the aggregate Cash to be distributed to Holders of Allowed Class 4.1 Claims (if Class 4.1 accepts the Plan) or New Class C Common Stock to be distributed to Holders of Allowed Class 4.1 Claims and Allowed Class 5 Claims (if Class 4.1 rejects the Plan) on any Distribution Date shall be adjusted to reflect such reserves. If Class 4.1 accepts the Plan, the Distribution Agent shall also establish an appropriate reserve for the fees and expenses of the Committee and its counsel in connection with the resolution of Disputed Class 4.1 Claims, which reserve, plus twenty-five thousand dollars ($25,000) from the Debtors, shall be the sole and exclusive source of payment of any fees and expenses incurred by the Committee and its counsel in connection with the review, investigation, analysis, litigation and resolution of Disputed Class 4.1 Claims, whether incurred before or after the Effective Date, except from any available insurance coverage, and the Debtors, the Estates and the Reorganized Debtors shall have no other liability, and there shall be no other recourse against any of them, for any such fees and expenses. The Distribution Agent may move the Bankruptcy Court for approval of its determination to reserve certain amounts. Upon the determination of the Allowed Amount (if any) of a Disputed Class 4.1 Claim by Final Order of the Bankruptcy Court, the following shall occur: (a) if Class 4.1. rejects the Plan, then any New Class C Common Stock that was reserved for such Disputed Class 4.1 Claim that (i) is not then distributable to the Holder of such Claim (to the extent that it has become an Allowed Class 4.1 Claim) and (ii) is not required to be reserved for other Disputed Class 4.1 Claims (based on the potential ratable share of New Class C Common Stock that would be received by the Holders of such Disputed Class 4.1 Claims if they became Allowed Class 4.1 Claims) shall be distributed ratably to the Holders of what are then Allowed Class 4.1 Claims and the Holder of the Allowed Class 5 Claims on the first quarterly Distribution Date following such determination; and (b) if Class 4.1 accepts the Plan, then any Cash that was reserved for such Disputed Class 4.1 Claim that (i) is not then distributable to the Holder of such Class 4.1 Claim (to the extent that it has become an Allowed Class 4.1 Claim) and (ii) is not required to be reserved for other Disputed Class 4.1 Claims (based on the potential ratable share of the Cash to be distributed to Class 4.1 that would be received by the Holders of such Disputed Class 4.1 Claims if they became Allowed Class 4.1 Claims) shall be distributed ratably among the Holders of what are then Allowed Class 4.1 Claims on the first quarterly Distribution Date following such determination. At such time as all Disputed Class 4.1 Claims have been resolved by Final Order of the Bankruptcy Court, and there are no Class 4.1 Disputed Claims that could become Allowed Claims, then (i) if Class 4.1 rejects the Plan, all New Class C Common Stock, if any, that remains reserved for Disputed Class 4.1 Claims shall be distributed on a ratable basis to the Holders of Allowed Class 4.1 Claims and Allowed Class 5 Claims; and (ii) if Class 4.1 accepts the Plan, all Cash, if any, that remains reserved for Disputed Class 4.1 Claims, and all Cash, if any, that remains in the reserve for the fees and expenses of the Committee and its counsel in connection with the resolution of Disputed Class 4.1 Claims following the final resolution and payment of all amounts due and owing to the Committee and its counsel from such fee and expense reserve shall be distributed on a ratable basis to the Holders of Allowed Class 4.1 Claims, in either case, within ten
(10) Business Days following such final resolution of Disputed Class 4.1 Claims (and, if Class 4.1 accepts the Plan, such fees and expenses).

                                 XI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.10 Executory Contracts Being Assumed. Effective as of, and conditioned on, the occurrence of the Effective Date: (A) InterDent hereby assumes all of the executory contracts and unexpired leases listed on Exhibit "11.1 A-1" to the Plan Documentary Supplement, (B) ISC hereby assumes all of the executory contracts and unexpired leases listed on Exhibit "11.1 A-2" to the Plan Documentary Supplement; and (C) InterDent or ISC, as applicable, hereby assumes any executory contract or unexpired lease, to the extent that such executory contract or unexpired lease is not listed on any of Exhibits "11.1A-1", "11.1A-2", "11.2R-1", or "11.2R-2" to the Plan on or before the
Confirmation Date, other than (i) any Seller Note which may be deemed an executory contract or unexpired lease or part of an executory contract or unexpired lease or is part of a larger contract or lease arrangement or transaction and (ii) any other executory contract or unexpired lease which is part of a contract arrangement or transaction that includes or included the issuance of any Seller Note. Notwithstanding anything to the contrary contained herein, any Seller Note (to the extent that such Seller Note constitutes or is part of an executory contract or unexpired lease or is part of a contract or lease arrangement or transaction) and all related agreements that are part of a contract or lease arrangement or transaction that includes or included the issuance of a Seller Note, that is not listed on any of the foregoing exhibits prior to the Confirmation Date shall be rejected. The Debtors may add any executory contract or unexpired leases to these exhibits, or delete any contract or lease therefrom through and including August 11, 2003. To the extent that an executory contract or unexpired lease has previously been assumed by a Debtor pursuant to an order of the Bankruptcy Court, such assumption shall not be affected by the Plan. The assumption of any contracts or leases pursuant to the provisions of this Section 11.1 shall be only to the extent that such assumed contracts or leases constitute executory contracts and unexpired leases within the meaning of section 365 of the Bankruptcy Code. Inclusion of a matter in any of the foregoing Exhibits "11.1 A-1" or "11.1 A-2" does not constitute an admission by the Debtors or Reorganized Debtors in that (i) such matter is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code, (ii) the Debtors must assume such matter in order to continue to receive or retain rights, benefits, or performance thereunder or that any Claim under such matter must be paid or default cured if it is not an executory contract or unexpired lease, or (iii) such matter is a valid contract or lease. Any contract or lease assumed pursuant to this Plan shall be assumed as previously amended or otherwise modified by the parties thereto, whether before or after the Petition Date.

         6.11 Executory Contracts Being Rejected. Effective as of, and conditioned on, the occurrence of the Effective Date, InterDent rejects all of its executory contracts and unexpired leases listed on Exhibit "11.2 R-1" and ISC rejects all of its executory contracts and unexpired leases listed on Exhibit "11.2 R-2." In addition, and without limiting the foregoing, the Debtors hereby reject all Seller Notes (to the extent that any Seller Note constitutes or is part of an executory contract or unexpired lease or is part of a larger contract or lease transaction or arrangement) and all related agreements that are part of a contract or lease arrangement or transaction that includes or included the issuance of a Senior Note, to the extent that such Seller Notes and related agreements are not listed on any of Exhibits "11.1A-1", "11.1A-2", "11.2R-1", "11.2R-2" prior to the Confirmation Date. The Debtors reserve the right to amend Exhibits "11.2 R-1" and "11.2 R-2" to include additional leases and contracts on this exhibit, or to delete leases and contracts from this exhibit, through and including August 11, 2003. To the extent that an executory contract or unexpired lease has previously been rejected by the Debtors pursuant to an order of the Bankruptcy Court, such rejection shall not be affected by the Plan.

         6.12 Retention of Property Rights By Reorganized Debtors. To the extent that a matter that provides the Debtors with property rights does not constitute an executory contract or unexpired lease, or the Debtors have obtained property rights under the executed portion of an executory contract or unexpired lease, rejection shall not constitute an abandonment by the Debtors of any such property rights.

         6.13 Bar Date for Rejection Damages. Any Claim arising out of the rejection of an executory contract or unexpired lease shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their Affiliates, their successors or Estates, or their properties, and shall not be entitled to any distribution under the Plan, unless a proof of claim for such Claim is filed and served on the Debtors or Reorganized Debtors within forty-five (45) days after the earlier of (a) the date of entry of the order of the Bankruptcy Court approving the rejection of the executory contract or unexpired lease, or (b) the Confirmation Date.

         6.14 Cure Statements. Any party whose executory contract or unexpired lease is assumed under the terms of the Plan must File and serve on the Debtors or Reorganized Debtors a statement within forty-five (45) days after the Confirmation Date itemizing all charges and other costs that the party contends must be paid in order to cure any defaults upon the assumption of the contract or lease (the "Cure Statement"). Failure to timely file a Cure Statement shall constitute a waiver of any cure Claim and of any defaults occurring prior to the Confirmation Date. If the Debtors or the Reorganized Debtors do not object to the Cure Statement, the applicable Reorganized Debtor will pay the amount reflected on the Cure Statement within the later of thirty (30) days after the Effective Date and thirty (30) days after the Reorganized Debtors' receipt of the Cure Statement. If the Debtors object to the Cure Statement, and cannot resolve their objections with the claimant, the Debtors may either (1) elect to reject the contract within thirty (30) days after the Cure Statement is Filed, or (2) file an objection to the Cure Statement with the Bankruptcy Court. If such an objection is filed, any cure amount payable upon the assumption of the executory contract or unexpired lease shall be due and payable on or before the fifteenth (15th) day after the entry of a Final Order fixing the cure amount and then only in the amount fixed by such order.

         6.15 Changes in Rates Subject to Regulatory Commission Approval. The Debtors are not subject to governmental regulatory commission approval of their rates.

                                       XII.

                         EFFECT OF CONFIRMATION OF PLAN

         6.16 Discharge. Except as otherwise specifically provided in the Plan or in the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of all Claims, whether known or unknown, against liabilities of, Liens on, obligations of, rights against and Interests in the Debtors, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights and Interests, including but not limited to, Claims and Interests that arose before the Confirmation Date, including all debts of the kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such Claim, debt, right or Interest is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such Claim, debt, right or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, debt, right, or Interest accepted the Plan. The Confirmation Order shall constitute a determination of the discharge of all of the Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

         Injunction. Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all Persons and Entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be permanently enjoined from: (a) taking any of the following actions on account of any such discharged debt, Claim, or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan; and (b) taking any of the following actions on account of any claims or rights of action that are revested in, or transferred to, the Reorganized Debtors as of the Effective Date or under the Plan (to the extent one or more Debtors' Estates held such claim or rights of action or held the right to assert such claim or right of action after the Petition Date), including, without limitation, any claims (including derivative Claims) asserted in the Amerident
Litigation: (1) asserting such claims or rights of action against nondebtor third parties; and (2) commencing or continuing in any manner any action or other proceeding of any kind to recover on or otherwise with respect to such claims or rights of action. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

                                     XIII.

                      LIMITATION OF LIABILITY AND RELEASES

         6.17 No Liability for Solicitation or Participation. As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

         6.18 Limitation of Liability. Effective as of the Effective Date, none of the Debtors, Reorganized Debtors, the Co-Sponsors or their respective Affiliates, nor any of their respective members, officers, directors, employees and other agents, advisors, attorneys and accountants shall have or incur any liability to any Holder of any Claim or Interest or any other Person for any act or omission in connection with or arising out of the negotiation, preparation and pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except: (a) the Reorganized Debtors shall be liable for the performance of obligations assumed by them or imposed upon them under or by the Plan; and (b) for liability based on willful misconduct as finally determined by a Final Order of the Bankruptcy Court. Each of the Debtors, the Reorganized Debtors, Co-Sponsors and their respective Affiliates, and each of their respective officers, directors, employees and other agents, advisors, attorneys and accountants) shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under or with respect to the Plan.

         6.19 Release by Debtors and Related Parties.

         6.19.1 In general. As of the Effective Date, in consideration for the obligations, modifications of rights and accommodations of the Bank Lenders, the DDJCM Entities and the LL Entities under this Plan, the Debtors, their Estates and the Reorganized Debtors, on their own behalf and on behalf of their Affiliates and all of their respective officers, members, employees, directors, shareholders, agents and professionals (collectively, the "Debtor Releasors") will be deemed to forever release, waive and discharge any and all claims (as defined in section 101(5) of the Bankruptcy Code), demands, debts, liabilities, obligations, actions, causes of action, suits, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises and rights whatsoever, whenever arising, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, in law, equity, bankruptcy or otherwise, based upon, arising out of, relating to, by reason of, or in connection with, in whole or in part, any act or omission, transaction, occurrence, fact or matter from the beginning of time to the Effective Date, including, without limitation, in any way relating to the Debtors, any Affiliate of the Debtors, the Debtors' Estates, the Cases, the Senior Secured Credit Agreements, the Plan, the DIP Facility, or any other matter, which any of the Debtor Releasors or any person or entity claiming by, from, through, or under any of the Debtor Releasors ever had, now has, or hereafter can, shall, or may have against the Bank Lenders, the Agent under the Senior Secured Credit Agreements, the DDJCM Entities, the LL Entities, their Affiliates, and any of their respective shareholders, limited partners, general partners, officers, directors, members, employers, agents, and other representatives.

         6.19.2 Waiver of Cal. Civ. Code ss. 1542. The Debtors, on their own behalf and on behalf of the other Debtor Releasors, acknowledge that section 1542 of the Civil Code of the State of California provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IS KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Debtor Releasors shall be deemed to have agreed that the provisions of
Section 1542 of the Civil Code of the State of California and all similar federal or state laws, rights, rules, or legal principles, legal or equitable, which may be applicable hereto, to the extent that they may apply to any of the matters released herein, are hereby knowingly and voluntarily waived and relinquished by the Debtor Releasors, in each and every capacity, to the fullest extent that such rights and benefits pertaining to the matters released herein may be waived and relinquished, and each Debtor Releasor is deemed to have agreed and acknowledged that this waiver and relinquishment is an essential term of this Plan, without which the consideration provided to the Debtors and the Reorganized Debtors would not have been given.


                                   XIV.

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

         6.20 Conditions Precedent to Plan Confirmation. The following are conditions precedent to Confirmation of the Plan:

         A. The Court shall have entered the Confirmation Order.

         B. The aggregate amount of (a) the Administrative Claims (exclusive of cure Claims in connection with the assumption of executory contracts and unexpired leases, post-Petition Date trade payables incurred in the ordinary course of business and the transaction fees required by Section 17.2 of the
Plan); (b) the Allowed Priority Claims; and (c) the Allowed Tax Claims will not exceed $3 million, as established to the satisfaction of the Co-Sponsors.

         6.21 Conditions Precedent to Plan Effectiveness. The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date.

         A. The Confirmation Order shall be a Final Order in form and substance reasonably satisfactory to the Reorganized Debtors, the Co-Sponsors and the Bank Lenders.

         B. All agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived. 6.22 Waiver of Conditions. The conditions set forth in Sections 14.1 and 14.2 may be waived with the consent of the Co-Sponsors, and, as to any matter affecting the treatment of the Bank Lenders, the Bank Lenders, at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to obtain the Confirmation Order and consummate the Plan. VII.

                                        XV.

                            RETENTION OF JURISDICTION

         7.1 Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to Section 1142 of the Bankruptcy Code and 28 U.S.C. ss. 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

                  to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;

                  to consider and act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estate;

                  to hear and determine any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease and to determine the allowance of any Claim resulting therefrom;

                  to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors' assets wherever located;

                  to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;

                  to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.

                  to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor, arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

                  to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;

                  to effectuate distributions under and performance of the provisions of the Plan;

                  to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;

                  to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;

                  to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                  to enforce all orders, judgments, injunctions, exculpations and releases issued, entered or granted in connection with the Cases or the Plan;

                  to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  to determine any other matter not inconsistent with the Bankruptcy Code; and to issue a final decree closing the Cases.

                                        XVI.

                       MODIFICATION OR WITHDRAWAL OF PLAN

         8.1 Modification of Plan. At any time prior to confirmation of the Plan, with the consent of the Co-Sponsors and, as to any matter affecting the treatment of the Allowed Secured Claims of the Bank Lenders, the Bank Lenders, but not otherwise, the Reorganized Debtors may supplement, amend or modify the Plan. After confirmation of the Plan, with the consent of the Co-Sponsors and, as to any matter affecting the treatment of the Allowed Secured Claims of the Bank Lenders, the Bank Lenders, but not otherwise, the Debtors or Reorganized Debtors may (x) apply to the Bankruptcy Court, pursuant to section 1127 of the Bankruptcy Code, to modify the Plan; and (y) apply to the Bankruptcy Court to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan.

         8.2 Termination Events. If confirmation is denied by a Final Order, or if the Effective Date does not occur by September 30, 2003 (or such later date as may be agreed to by the Co-Sponsors and the Debtors, with the consent of the Bank Lenders, in accordance with Section 2.1.61 hereof), then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

         8.3 Nonconsensual Confirmation. In the event that any impaired Class of Claims or Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Debtors (i) may request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and (ii) in accordance with Section 16.1, and with the consent of the Co-Sponsors and, as to any matter affecting the treatment of the Allowed Secured Claims of the Bank Lenders, the Bank Lenders, but not otherwise, may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.

                                      XVII.

                                  MISCELLANEOUS

         8.4 Payment of Statutory Fees. All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor's Case is closed, to the extent required by section 1930(a)(6) of title 28 of the United States Code.

         8.5 Plan Sponsorship. DDJCM and the LL Entities are the plan sponsors. As such, on the Effective Date, the Reorganized Debtors shall pay to DDJCM and the LL Entities transaction fees of $500,000 and $333,333, respectively, as well as reimbursement of their respective reasonable out-of-pocket costs, including, without limitation, reasonable attorneys' fees and expenses for each of their respective counsel, incurred in connection with the Cases and the Plan, without further order of the Court.

         8.6 Committee. If Class 4.1 accepts the Plan and is to receive Cash pursuant to Section 6.4.1.A hereof, the Committee shall continue in existence following the Effective Date for the sole and limited purpose of objecting to, and otherwise resolving, Disputed Class 4.1 Claims, and shall have the right to settle and compromise the Allowed Amount of Disputed Class 4.1 Claims without further order of the Court. The fees and expenses incurred by the Committee in resolving Disputed Class 4.1 Claims shall be paid exclusively from the sources described in Section 10.2.3. At such time as the Allowed Amount of all Allowed Class 4.1 Claims has been determined, and there are no Disputed Class 4.1 Claims that could become Allowed Class 4.1 Claims, the Committee shall dissolve automatically. If Class 4.1 rejects the Plan, and will not receive any Cash under the Plan, then effective on the Effective Date, the Committee shall dissolve automatically. Upon the dissolution of the Committee in accordance with any of the preceding provisions, its members, Professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to the obligation of its Professionals to file final fee applications.

         8.7 Payment Dates. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

         8.8 Headings. The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

         8.9 Other Documents and Actions. The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan. 8.10 Notices. All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

                           To the Debtors:

                           Wayne Posey
                           Ivar Chhina
                           InterDent Service Corporation
                           222 N. Sepulveda, Suite 740
                           El Segundo, CA 90245-4340

                           With copies to:

                           Marc J. Winthrop
                           Robert E. Opera
                           Winthrop Couchot, P.C.
                           660 Newport Center Drive, Suite 400
                           Newport Beach, CA 92660

                           JPMorgan Chase Bank:

                           Billie Prue
                           JPMorgan Chase Bank
                           Special Loan Group
                           270 Park Avenue, 20th Floor
                           New York, NY  10017

                           Eric Groberg
                           JPMorgan Chase Bank
                           Middle Market Financial Sponsors Group
                           1166 Avenue of the Americas, 16th Floor
                           New York, NY  10036

                           With copies to:

                           Michael Lurey
                           Jonathan Shenson
                           Latham & Watkins, LLP
                           633 W. Fifth Street, Suite 4000
                           Los Angeles, CA 90272

                           DDJ to:

                           Judy Mencher
                           Jackson Craig
                           DDJ Capital Management, LLC
                           141 Linden Street, Suite S-4
                           Wellesley, MA 02482

                           With copies to:

                           Isaac Pachulski
                           Jeffrey Krause
                           Stutman Treister & Glatt, P.C.
                           1901 Avenue of the Stars, 12th Floor
                           Los Angeles, CA 90067

                           Each LL Entity:

                           Arthur Levine
                           Levine Leichtman Capital Partners, Inc.
                           335 N. Maple Drive, Suite 240
                           Beverly Hills, CA 90210

                           With copies to:

                           Richard Pachulski
                           Robert Orgel
                           Pachulski, Stang, Ziehl, Young, Jones & Weintraub,P.C 10100 Santa Monica, 11th floor
                           Los Angeles, CA 90067

All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 17.7, which designation will be effective on receipt.

         8.11 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of California (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.

         8.12 Binding Effect. The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, holders of Claims, holders of Interests, and their respective successors and assigns.

         8.13 Successors and Assigns. The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.

         8.14 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Debtors, the Co-Sponsors and, as to any matter affecting the treatment of the Allowed Secured Claims of the Bank Lenders, the Bank Lenders, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

         8.15 No Waiver. The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Debtors' or Reorganized Debtors' right to object to or examine such Claim, in whole or in part.

         8.16 Exemption from Securities Laws. All of the New InterDent Securities distributed pursuant to this Plan are and shall be entitled to the benefits and exemptions provided by section 1145 of the Bankruptcy Code.

         8.17 Inconsistencies. In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan (other than the New Credit Agreement), the terms of the Plan shall control. In the event the terms and provisions of the Plan are inconsistent with the terms and provisions of the New Credit Agreement, the terms of the New Credit Agreement shall control.

         8.18 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property or of any other interest in such property (including, without limitation, a security interest) will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         8.19 Post-Confirmation Status Report. Within 180 days following the entry of the Confirmation Order, the Debtors or Reorganized Debtors shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured Creditors, and those parties who have requested special notice. Unless otherwise ordered, further status reports shall be filed every 180 days and served on the same entities.

         8.20 Post-Confirmation Conversion/Dismissal. A Creditor or party in interest may bring a motion to convert or dismiss the Cases under ss. 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. The Debtors and Reorganized Debtors reserve the right to object to any motion for conversion or dismissal. If the Bankruptcy Court orders a Case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate in such Case, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 Estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Bankruptcy Court during such Case.

         8.21 Final Decree. Once an Estate has been fully administered, as referred to in Bankruptcy Rule 3022, the applicable Reorganized Debtor, or other party as the Bankruptcy Court shall designate in the Confirmation Order, shall file a motion with the Bankruptcy Court to obtain a final decree to close the Case of such Reorganized Debtor.

Date:  September 2, 2003             InterDent, Inc.,
                                     a Delaware Corporation


                                     By:      /s/ Robert Hill
                                         ---------------------------------------
                                              Robert W. Hill, Vice President
                                              of Finance and Secretary


Date:  September 2, 2003           InterDent Service Corporation,
                                   a Washington Corporation


                                   By:      /s/ Robert Hill
                                      -----------------------------------------
                                            Robert W. Hill, President and
                                            Vice President of Finance

Submitted By:

Winthrop Couchot
PROFESSIONAL CORPORATION


By:      /s/ Robert Opera
   -----------------------------------------------------------
         Marc J. Winthrop
         Robert E. Opera
         Counsel to the Debtors

--------
1 Unless otherwise defined herein, the definitions of the capitalized terms herein are as set forth in Section 2.1 hereof.